UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14 A

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VITAMIN SHOPPE, INC. 300 Harmon Meadow Blvd. Secaucus, New Jersey 07094

To
Our

Stockholders

Alexander W. Smith

Chairman of the Board

April 25, 2019

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Vitamin Shoppe, Inc., which will be held at our headquarters, 300 Harmon Meadow Blvd., Secaucus, NJ 07094, on Wednesday, June 5, 2019, beginning at 10:00 a.m., Eastern Daylight Time.

The formal notice of the 2019 Annual Meeting is provided in the enclosed proxy statement. At the 2019 Annual Meeting, stockholders will vote on the following:

1.	Election of the nine (9) nominees named in the enclosed proxy statement to the Board of Directors;
2.	Advisory and non-binding vote to approve Named Executive Officer compensation;
3.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2019 fiscal year; and
4.	Transaction of such other business that may properly come before the 2019 Annual Meeting.

The enclosed proxy statement provides you with detailed information regarding the business to be considered at the 2019 Annual Meeting. Your vote is important. We urge you to please vote your shares now whether or not you plan to attend the 2019 Annual Meeting. You may revoke your proxy at any time before the proxy is voted by following the procedures described in the enclosed proxy statement.

The rules of the Securities and Exchange Commission allow us to furnish our proxy materials over the internet. We are sending stockholders a notice with instructions for accessing the materials and voting via the internet, rather than mailing a full paper set of the materials. The notice of availability contains instructions on how to access our proxy materials on the internet, as well as instructions on obtaining a paper copy of the proxy materials. All stockholders who do not receive such a notice of availability will receive a full set of paper proxy materials by U.S. mail. This process will reduce our costs to print and distribute our proxy materials.

Voting by the internet or telephone is fast and convenient, and your vote is immediately confirmed and tabulated. If you receive a paper copy of the proxy materials, you may also vote by completing, signing, dating and returning the accompanying proxy card in the enclosed return envelope furnished for that purpose. By using the internet or telephone, you help us reduce postage and proxy tabulation costs.

Sincerely,

Notice of Annual Meeting of Stockholders

Meeting Information

WEDNESDAY, JUNE 5, 2019

10:00 a.m., Eastern Daylight Time

Vitamin Shoppe, Inc.

300 Harmon Meadow Blvd

Secaucus, NJ 07094

Items of Business

1.	Election of the nine (9) nominees to the Board of Directors.
2.	Advisory and non-binding vote to approve the compensation to our Named Executive Officers.
3.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2019 fiscal year.
4.	Transaction of such other business as may properly come before the 2019 Annual Meeting and any adjournment or postponement.

Record Date

You can vote if you were a stockholder of record at the close of business on Friday, April 12, 2019.

Internet Availability

We are using the internet as our primary means of furnishing our proxy materials to our stockholders. Rather than sending stockholders a paper copy of our proxy materials, we are sending them a notice with instructions for accessing the materials and voting via the internet. We believe this method of distribution makes the proxy distribution process more efficient and less costly and will limit our impact on the environment. This notice of the 2019 Annual Meeting, the proxy statement and our annual report to stockholders, which includes our Annual Report on Form 10-K, are available at www.envisionreports.com/VSI and www.vitaminshoppe.com in the investor relations section.

Proxy Voting

It is important that your shares be present or represented and voted at the 2019 Annual Meeting. You can vote your shares on the internet at www.envisionreports.com/VSI, by telephone by calling 1-800-652-8683, or by completing and returning your proxy card. Voting instructions are printed on your proxy card or included with your proxy materials. You can revoke a proxy before its exercise at the 2019 Annual Meeting by following the instructions in the accompanying proxy statement.

By order of the Board of Directors,

Alexander W. Smith

Chairman of the Board

Review your proxy statement and vote in one of four ways:

INTERNET	BY TELEPHONE	BY MAIL	IN PERSON
We encourage you to vote and submit your proxy over the internet at www.envisionreports.com/VSI.	You may vote by telephone by calling 1-800-652-8683.	If you received paper copies of the Proxy Materials, you may vote by completing, signing and dating your proxy card and returning it in the enclosed envelope.	All stockholders may vote in person at the 2019 Annual Meeting. You may also be represented by another person at the 2019 Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the 2019 Annual Meeting.

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

Table

of Contents

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Information About the Annual Meeting and Voting

Why did I receive these Proxy Materials?

We are providing this notice of our annual meeting of stockholders, proxy statement, voting instructions and annual report to stockholders (the “Proxy Materials”) in connection with the solicitation by the board of directors (the “Board”) of Vitamin Shoppe, Inc. (“Vitamin Shoppe,” the “Company,” “we,” “us” or “our”), a Delaware corporation, of proxies to be voted at our 2019 annual meeting of stockholders and at any adjournment or postponement (the “2019 Annual Meeting”).

We anticipate that the notice of internet availability of Proxy Materials will first be sent to stockholders on or about April 25, 2019. The proxy statement and the form of proxy relating to the 2019 Annual Meeting are first being made available to stockholders on or about April 25, 2019.

You are invited to attend the 2019 Annual Meeting on June 5, 2019, beginning at 10:00 a.m., Eastern Daylight Time. The 2019 Annual Meeting will be held at our headquarters, 300 Harmon Meadow, Blvd., Secaucus, NJ 07094. Stockholders will be admitted to the 2019 Annual Meeting beginning at 9:30 a.m., Eastern Daylight Time. Seating will be limited.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services, you are considered the “stockholder of record” with respect to those shares. If you are a stockholder of record, we are sending the Proxy Materials directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, those shares are held in “street name.” You are considered the “beneficial owner” of shares held in street name. The Proxy Materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the proxy or voting instructions included in the mailing or by following their instructions for voting by telephone or on the internet.

Why did I receive in the mail a Notice of Internet Availability of Proxy Materials?

Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our Proxy Materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to many of our stockholders. If you received a notice by mail, you will not receive a printed copy of the Proxy Materials unless you request one. The notice tells you how to access and review the Proxy Materials over the internet at www.envisionreports.com/VSI. The notice also tells you how to access your proxy card to vote on the internet. If you received a notice by mail and would like to receive a printed or email copy of the Proxy Materials, please follow the instructions included in the notice.

What should I bring with me to attend the 2019 Annual Meeting?

Stockholders must present a form of personal identification to be admitted to the 2019 Annual Meeting.

If your shares are held beneficially in the name of a broker, bank or other holder of record and you plan to attend the 2019 Annual Meeting, you must also present proof of your ownership of Vitamin Shoppe common stock, such as a brokerage or bank account statement, to be admitted to the 2019 Annual Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the 2019 Annual Meeting.

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Who is entitled to vote at the 2019 Annual Meeting?

Stockholders of record at the close of business on April 12, 2019, the record date for the 2019 Annual Meeting, are entitled to receive notice of and vote at the 2019 Annual Meeting. You are entitled to one vote on each matter presented at the 2019 Annual Meeting for each share of common stock you owned at that time. Stockholders have no right to cumulative voting as to any matter, including the election of directors. At the close of business on April 12, 2019, there were 23,995,670 shares of our common stock outstanding.

How do I vote?

You may vote using any of the following methods:

INTERNET	BY TELEPHONE	BY MAIL	IN PERSON
We encourage you to vote and submit your proxy over the internet at www.envisionreports.com/VSI.	You may vote by telephone by calling 1-800-652-8683.	If you received paper copies of the Proxy Materials, you may vote by completing, signing and dating your proxy card and returning it in the enclosed envelope.	All stockholders may vote in person at the 2019 Annual Meeting. You may also be represented by another person at the 2019 Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the 2019 Annual Meeting.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	written notice of revocation to our Corporate Secretary at Vitamin Shoppe, Inc., 300 Harmon Meadow Blvd., Secaucus, New Jersey 07094;
•	timely submission of a valid, later-dated proxy via mail, the internet or the telephone; or
•	voting by ballot at the 2019 Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. You may also vote in person at the 2019 Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of voting over the internet or by telephone, instructions for which would be provided by your brokerage firm on your voting instruction form.

Under the current rules of the New York Stock Exchange (“NYSE”), if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal Three) is considered to be a discretionary item under the NYSE rules, and your brokerage firm will thus be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The election of directors (Proposal One) and the “say-on-pay” proposal (Proposal Two) are “non-discretionary” items; therefore if you do not instruct your broker how to vote with respect to these proposals, your broker is not permitted to vote with respect to these proposals and those votes will thus be considered “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

If your shares are held in street name, you must bring an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date (April 12, 2019) to be admitted to the 2019 Annual Meeting on June 5, 2019. To be able to vote your shares held in street name at the 2019 Annual Meeting, you will need to obtain a proxy card from the holder of record.

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How will votes be counted?

Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card, whether submitted in person, by mail, over the internet or by telephone, or on a ballot voted in person at the 2019 Annual Meeting.

What constitutes a quorum?

For business to be conducted at the 2019 Annual Meeting, a quorum must be present in person or represented by valid proxies. For each of the proposals to be presented at the 2019 Annual Meeting, a quorum consists of the holders of a majority of the shares of common stock issued and outstanding on April 12, 2019, the record date, or at least 11,997,836 shares. Shares of common stock present in person or represented by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to a particular proposal) will be counted for purposes of determining whether a quorum exists at the 2019 Annual Meeting.

If a quorum is not present, the 2019 Annual Meeting will be adjourned until a quorum is obtained.

What vote is required for each item and how does the Board recommend that I vote?

Proposal One – Election of Directors

Under our bylaws, a nominee for director will be elected to the Board if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election. Abstentions and broker non-votes are not considered votes cast for or against the nominee and will have no effect on the proposal. If you do not instruct your broker how to vote with respect to this proposal, your broker cannot vote your shares with respect to the election of directors.

Our bylaws provide further that if an incumbent director is not elected by a majority of votes cast, the incumbent director shall promptly tender his or her resignation to the Board for consideration. The Nomination and Governance Committee will make a recommendation to the Board on whether to accept or reject the director’s resignation, or whether other action should be taken. The Board will act on the Nomination and Governance Committee’s recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results. An incumbent director who tenders his or her resignation for consideration will not participate in the Nomination and Governance Committee’s recommendation, the Board’s decision or any related deliberations.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NINE (9) NOMINEES NAMED IN THE ENCLOSED PROXY MATERIALS TO THE BOARD

Proposal Two – Say-on-Pay

The Board is seeking a non-binding advisory vote to approve the compensation paid to our named executive officers (“NEOs” or “Named Executive Officers”), as described in the Compensation Discussion and Analysis section (“CD&A”), executive compensation tables and accompanying narrative disclosures contained in this proxy statement. Under our bylaws, the affirmative vote of the holders of a majority of the total number of votes of our common stock present in person or represented by proxy and entitled to vote on the proposal is needed to approve this proposal. Abstentions count as votes against the proposal. Because shares treated as “broker non-votes” are not entitled to vote on the proposal, they will have no effect on the vote on the proposal. If you do not instruct your broker how to vote with respect to this proposal, your broker cannot vote with respect to this proposal.

The vote is advisory and non-binding in nature, but the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ADVISORY AND NON-BINDING VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Proposal Three – Ratification of Independent Registered Public Accounting Firm

Under our bylaws, the affirmative vote of the holders of a majority of the total number of votes of our common stock present in person or represented by proxy and entitled to vote on the proposal is needed to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Abstentions count as votes against the proposal. If you do not provide instructions to your brokerage firm regarding how to vote your shares on this proposal, your broker may (a) vote your shares on your behalf (because this proposal is a “discretionary” item) or (b) leave your shares unvoted. Our bylaws do not require that stockholders ratify the appointment of Deloitte & Touche LLP as our independent auditors. However, we are submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of

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good corporate governance. If our stockholders fail to ratify the selection, we will consider that failure as a direction to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm, at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Where can I find the voting results?

We will report the voting results in a Current Report on Form 8-K within four business days after the end of our 2019 Annual Meeting.

Could other matters be decided at the 2019 Annual Meeting?

At the date this proxy statement went to press, we did not know of any matters to be raised at the 2019 Annual Meeting other than those described in this proxy statement.

If other matters are properly presented at the 2019 Annual Meeting for consideration, the proxies appointed by the Board will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay for the cost of this proxy solicitation. We do not intend to solicit proxies other than by use of the mail or website posting, but certain of our directors, officers and other employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or email on our behalf.

Who will count the vote?

Computershare Shareowner Services, the inspector of elections appointed for the 2019 Annual Meeting, will tabulate all votes.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the Proxy Materials, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings, if any.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Proxy Materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please make a written request to the: Corporate Secretary, Vitamin Shoppe, Inc., 300 Harmon Meadow Blvd., Secaucus, New Jersey 07094 or call (201) 868-5959. If multiple stockholders of record who have the same address received only one copy of the Proxy Materials and would like to receive additional copies, or if they would like to receive a copy for each stockholder living at that address in the future, send a written request to the address above. Upon such written request, we will promptly deliver separate Proxy Materials to any stockholders who receive one paper copy at a shared address.

Beneficial owners can request information about householding from their brokers, banks or other holders of record.

Other information

Our annual report to stockholders, which includes our Annual Report on Form 10-K for the 52-week fiscal year ended December 29, 2018, accompanies this proxy statement. No material contained in the annual report to stockholders is to be considered a part of the Proxy Materials. “Fiscal 2018” refers to the 52-week fiscal year that ended December 29, 2018, “Fiscal 2017” refers to the 52-week fiscal year that ended on December 30, 2017 and “Fiscal 2016” refers to the 53-week fiscal year that ended on December 31, 2016. The contents of our corporate website (http://www.vitaminshoppe.com) are not incorporated by reference into this proxy statement.

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Proposal One Election of Directors

The Board proposes that the nine (9) nominees described below, be elected for a new term of one year expiring at the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”) or until their successors are duly elected and qualified. All nominees currently serve as directors. Proxies cannot be voted for more than the number of nominees proposed for election.

Each of the nominees has consented to be named as a nominee. If any of them should become unavailable to serve as a director (which is not currently expected), the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

The Board believes that it is necessary for each of our directors to possess many qualities and skills. When searching for new candidates, the Nomination and Governance Committee considers the evolving needs of the Board and searches for candidates with the mix of skills, experience and diversity that the Board values that fill any current or anticipated future gap. The Board also believes that all directors must possess a considerable amount of business management experience (such as experience as a chief executive officer or chief financial officer). The Nomination and Governance Committee first considers a candidate’s management experience and then considers issues of judgment, diversity, background, stature, conflicts of interest, integrity, ethics and commitment to the goal of maximizing stockholder value. The Board and the Nomination and Governance Committee believe that it is desirable to have a variety of viewpoints on the Board, which may be enhanced by a mix of different professional and personal backgrounds and experience. In considering candidates for the Board, the Nomination and Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

All of our directors bring to the Board extensive executive leadership and board experience derived from their service as executives and, in many cases, service as chief executive officers. We describe the process undertaken by the Nomination and Governance Committee in recommending qualified director candidates below under “Corporate Governance – Director Nomination Process.” We also describe some of the individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole.

On March 9, 2018, Vintage Capital Management, LLC, Kahn Capital Management, LLC and Brian R. Kahn (together “Vintage Capital”) delivered a director nomination notice to nominate a slate of ten nominees for election as directors at the 2018 Annual Meeting in opposition to director nominees recommended by the Board.

On April 20, 2018, the Company entered into a cooperation agreement with Shah Capital Management, Inc., Shah Capital Opportunity Fund LP and Himanshu H. Shah (together “Shah Capital” and such agreement the “Shah Capital Agreement”) regarding, among other things, the membership and composition of the Board. On the same date, the Company also entered into a cooperation agreement with Vintage Capital (such agreement, the “Vintage Capital Agreement,” and together with the Shah Capital Agreement, the “Cooperation Agreements”) regarding, among other things, the membership and composition of the Board.

Pursuant to the Vintage Capital Agreement, Mr. Kahn irrevocably withdrew his director nomination notice for the 2018 Annual Meeting.

Pursuant to the Cooperation Agreements, the Company appointed each of Himanshu H. Shah and Sing Wang (collectively, the “Shah Designees”) and Melvin L. Keating (the “Vintage Designee” and, together with the Shah Designees, the “Cooperation Directors”) to the Board, on April 24, 2018.

The Cooperation Agreements provide that the Board was required to be expanded by up to five members in order to appoint up to five new directors at the 2018 Annual Meeting and the 2019 Annual Meeting. Pursuant to the departure of the Company’s chief executive officer, Colin Watts, the size of the Board was reduced by one member; however, upon the appointment of Sharon M. Leite as Chief Executive Officer in August, 2018, the Company increased the size of the Board by one member. Pursuant to the Cooperation Agreements, prior to the completion of the 2019 Annual Meeting, the size of the Board will be no more than 11 directors. Before the completion of the 2019 Annual Meeting, Shah Capital and Vintage Capital will have customary replacement rights with respect to the Cooperation Directors, and Shah Capital, Vintage Capital and the Company must mutually agree on any replacements for any Company Designee or Independent Designee.

Shah Capital’s right to designate or replace one of the Shah Designees expires at the time that Shah Capital’s aggregate net long position in the Company’s common stock is less than 10%. Shah Capital’s right to designate or replace the second Shah Designee expires at the time that Shah Capital’s aggregate net long position in the Company’s common stock is less than 5%. Vintage Capital’s right to designate or replace the Vintage Designee expires at the time that Vintage Capital’s aggregate net long position in the Company’s common stock is less than 5%. At any time Shah Capital or Vintage Capital lose the right to designate a director as set forth above, the applicable Cooperation Director will immediately resign from the Board and all of its committees upon the Board’s request.

From the date of the Cooperation Agreements until the 15th day prior to the advance notice deadline for making director nominations at the Company’s 2020 annual meeting of stockholders (the “Standstill Period”), each of Shah Capital and Vintage Capital have agreed to abide by certain standstill provisions. The standstill provisions provide, among other things, that each of Shah Capital and Vintage Capital cannot: (1) solicit proxies of stockholders or participate in or assist any third party in any solicitation of proxies to vote any shares of the Company’s common stock; (2) join or

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form a group with respect to the Company’s common stock; (3) present any proposal for consideration at any stockholders’ meeting or propose any nominee for election to the Board; or (4) institute, solicit or join any litigation against the Company or its present or former directors, officers or employees (other than pursuant to customary exceptions, such as to enforce the applicable Cooperation Agreement).

Each of Shah Capital and Vintage Capital have agreed at the 2019 Annual Meeting to vote all shares the Company’s common stock beneficially owned by them in favor of the Company’s director nominees and otherwise in accordance with the Board’s recommendation for any other matter. Shah Capital has further agreed to vote in favor of the Company’s director nominees and otherwise in accordance with the Board’s recommendation for any other matter at any meeting of stockholders held during the Standstill Period. Vintage Capital has further agreed to vote in favor of the Company’s director nominees at any meeting of stockholders held during the Standstill Period.

Please see “Certain Relationships and Related Person Transactions.”

During 2018, Mr. Keating reached retirement age. The Nomination and Governance Committee discussed this matter in February, 2019 and agreed that Mr. Keating’s extensive experience in technology, his successes as an executive and his corporate governance experience developed while serving on the boards of other publicly traded companies is critical to the successful operations of the Company. As a result, upon the recommendation of the Nomination and Governance Committee, the Board of Directors approved Mr. Keating’s continued service beyond age 72 and nominated him to continue serving as a director for a term expiring in 2020.

The names of the nine (9) nominees, along with their present positions, their principal occupations and directorships held with other public corporations during the past five years, their ages and the month and year first elected as a director, are provided below. No directors or executive officers have any family relationship to any other director, nominee for director or executive officer.

DEBORAH M. DERBY

INDEPENDENT	Biography:

Age 55 Director since: December 2012	Deborah M. Derby has served as President of the Horizon Group USA since April 2016, prior to which she was a consultant to them since November 2015. She served as Vice Chairman, Executive Vice President of Toys “R” Us from March 2013 to August 2015. Prior to her rejoining Toys “R” Us in March 2013, she consulted for Kenneth Cole Productions, Inc., beginning in September 2012. She previously served as Chief Administrative Officer for Toys “R” Us from February 2009 to February 2012. Ms. Derby joined Toys “R” Us in 2000 as Vice President, Human Resources and held positions of increasing responsibility during her 11 years there, including Corporate Secretary, Executive Vice President, Human Resources, Legal & Corporate Communications and President, Babies “R” Us. Prior to joining Toys “R” Us, she spent eight years at Whirlpool Corporation with her last position there as Corporate Director Compensation & Benefits. Ms. Derby currently serves as a director and member of the compensation committee of Carrols Restaurant Group, Inc. Ms. Derby also has experience as an attorney specializing in employment law and as a financial analyst with The Goldman Sachs Group, Inc.

Skills and Qualifications:
The Board selected Ms. Derby as a director nominee based on her breadth of experience in retailing, human resources, legal and financial analysis, as well as her experience as the executive vice president of a large global retailer.

Experience:	Current Directorships:	Committee Memberships:
• Public Company Board	• Carrols Restaurant Group, Inc.	• Compensation (Chair)
• Independent Director		• Nomination and Governance
• Senior Leadership
• Branding/Marketing
• Compensation/ Human Resources

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DAVID H. EDWAB

INDEPENDENT	Biography:

Age 64 Director since: November 2005	David H. Edwab served the Company as Lead Director from April 4, 2011 until December 29, 2015. Mr. Edwab has served as an officer and director of Tailored Brands, Inc. (formerly The Men’s Wearhouse, Inc.) for approximately 25 years, starting as Vice President of Finance and Director in 1991, serving as Chief Operating Officer from 1993 to 1997, as President in 1997 and as Executive Vice Chairman. Mr. Edwab currently serves as Non-Executive Vice Chairman of the Board of Directors of Tailored Brands, Inc. Mr. Edwab also currently serves as a director and member of the audit committee and is chairman of the nomination and governance committee of RTW Retailwinds, Inc. Mr. Edwab previously served as lead director and chairman of the audit committee of Aeropostale, Inc., chairman of the nomination and governance committee of New York & Company, Inc. and was a partner with Deloitte & Touche LLP where he was responsible for the southwest corporate finance and retail practice. Mr. Edwab was a Senior Managing Director at Bear Stearns & Co. and served as head of the Retail Group. Mr. Edwab also served as an operating partner of Bear Stearns Merchant Banking.

Skills and Qualifications:
The Board selected Mr. Edwab as a director nominee based on his extensive retail and financial background and his experience having served on the boards of directors of retailers. Mr. Edwab is an inactive CPA and has experience in investment banking and private equity.

Experience:	Current Directorships:	Committee Memberships:
• Public Company Board	• Tailored Brands, Inc.	• Audit (Chair)
• Independent Director	• RTW Retailwinds, Inc.	• Nomination and Governance
• Senior Leadership
• Branding/Marketing
• Financial
• Risk Management
• Compensation/ Human Resources

MELVIN L. KEATING

INDEPENDENT	Biography:

Age 72 Director since: April 2018	Melvin L. Keating has served as a consultant, providing investment advice and other services to private equity firms, since November 2008. Mr. Keating serves as a director of Agilysys Inc., a leading technology company that provides innovative software for point-of-sale, property management, inventory and procurement, workforce management, analytics, document management and mobile and wireless solutions and services to the hospitality industry, MagnaChip Semiconductor Corp., a designer and manufacturer of analog and mixed-signal semiconductor products for consumer, communication, computing, industrial, automotive and IoT applications (and is chair of its audit committee since August 2016), SPS Commerce, a provider of cloud based supply chain management solutions, and, Harte Hanks, Inc., a provider of multichannel marketing services. During the past five years, Mr. Keating also served on the Boards of Directors of the following public companies: Red Lion Hotels Corporation (2010-2017); API Techonologies Corp.; and ModSys International Ltd. (formerly BluePhoenix Solutions Ltd.), a legacy platform modernization provider.

Skills and Qualifications:
The Board selected Mr. Keating as a director nominee because of his extensive experience in technology, his successes as an executive and his corporate governance experience developed while serving on the boards of other publicly-traded companies. He is recognized as a financial expert.

Experience:	Current Directorships:	Committee Memberships:
• Public Company Board	• Agilysys, Inc.	• Audit
• Independent Director	• MagnaChip Semiconductor Corp.
• Senior Leadership	• SPS Commerce
• Digital/Technology	• Harte Hanks, Inc.
• Financial
• Compensation/ Human Resources

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SHARON M. LEITE

Biography:

Age 56 Director since: August 2018	Sharon M. Leite has served as our Chief Executive Officer since August 27, 2018. Prior to joining us, Ms. Leite was President of Godiva Chocolatier in North America since October, 2017. Prior to Godiva, Ms. Leite was the president of Sally Beauty, US and Canada, and spent close to a decade at Pier 1 Imports, with her last position in 2016 as executive vice president of sales, customer experience and real estate. Earlier in her career, Ms. Leite held various executive leadership roles at Bath and Body Works as well as various sales and operations positions with other retailers, including Gap Inc., The Walt Disney Company and Express. Ms. Leite has been a director of Tandy Leather Factory, Inc. since June 6, 2017 and is also a member of the Audit and Compensation Committees

Skills and Qualifications:
Pursuant to Ms. Leite’s employment agreement, the Board selected Ms. Leite as a director nominee because she brings significant experience in retail operations to shape the customer experience, sales, digital, E-commerce, real estate, merchandising, and marketing strategies.

Experience:		Current Directorships:
• Public Company Board		• Tandy Leather Factory, Inc.
• Senior Leadership
• Digital/Technology
• Branding/ Marketing
• Financial
• Compensation/ Human Resources

GUILLERMO G. MARMOL

INDEPENDENT	Biography:

Age 66 Director since: February 2016	Guillermo G. Marmol has served as President of Marmol & Associates since March 2007 and, prior to that, from October 2000 to 2003. He served as Division Vice President and a member of the Executive Committee of Electronic Data Systems Corporation from 2003 to 2007, and as a director and Chief Executive Officer of Luminant Worldwide Corporation from 1998 to 2000. He served as Vice President and Chair of the Operating Committee of Perot Systems Corporation from 1995 to 1998. He began his career at McKinsey & Company rising to increasingly senior positions with the firm, including the positions of Director and Senior Partner from 1990 to 1995. Mr. Marmol is a director and chair of the audit committee of Foot Locker Inc., and he is a member of the Board of Trustees and Chair of the Finance Committee of the Center for a Free Cuba in Arlington, Virginia. Mr. Marmol was a director of Information Services Group, Inc.

Skills and Qualifications:
The Board selected Mr. Marmol as a director nominee because he has a significant background in information technology and systems, and because of his experience having served on the boards of other publicly-traded companies. Through his long tenure as a management consultant focusing on strategic analysis and business processes, Mr. Marmol brings valuable knowledge and expertise to his service on the Board.

Experience:		Current Directorships:	Committee Memberships:
• Public Company Board		• Foot Locker, Inc.	• Compensation
• Independent Director			• Nomination and Governance (Chair)
• Senior Leadership
• Digital/Technology
• Risk Management
• Compensation/ Human Resources

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HIMANSHU H. SHAH

INDEPENDENT	Biography:

Age 52 Director since: April 2018	Himanshu H. Shah has served as Founder, President and Chief Investment Officer of Shah Capital since January 2005, and Managing General Partner of Shah Capital Opportunity Fund LP since July 2006 and, prior to that, Mr. Shah served as Vice President and Senior Portfolio Manager at PMP, UBS Financial Services, Inc. He serves as a Chairman of Marius Pharmaceuticals Inc. since January 2017. He has been the Chairman of UTStarcom Holdings Corp., since June 2014 and Director since November 2013.

Skills and Qualifications:
The Board selected Mr. Shah as a director nominee because he has a significant background in capital markets, and because of his extensive experience consulting other companies.

Experience:	Current Directorships:	Committee Memberships:
• Public Company Board	• UTStarcom Holdings Corp.	• Nomination and Governance
• Independent Director	• Marius Pharmaceuticals Inc.
• Financial
• Compensation/ Human Resources

ALEXANDER W. SMITH

INDEPENDENT	Biography:

Age 66 Director since: April 2017	Alexander W. Smith became our Non-Executive Chairman in August 2018. He previously served as our Executive Chairman from February 2018 until July 2018 and Non-Executive Chairman from December 2017 until February 2018. From February 2007 until December 2016, Mr. Smith served as President, Chief Executive Officer and a member of the board of Pier 1 Imports, Inc. (“Pier 1 Imports”). Prior to joining Pier 1 Imports, from 1995 until 2007, Mr. Smith was employed by TJX Companies, Inc. where he was instrumental in the development of TJ Maxx in the U.K, and served as Group President, where his responsibilities included Winners in Canada, Home Goods, TJ Maxx and Marshalls, plus a number of corporate functions. Mr. Smith currently serves as a director of Art Van Furniture, LLC and as a director and member of the Audit Committee of Bluestem Group Inc. From December, 2013 to July 2016, Mr. Smith served as a director of Tumi, Inc., including as chairman of its nominating and governance committee and a member of its audit committee. From June, 2007 to April, 2011 Mr. Smith also served as a director of Papa John’s International, Inc., including as chairman of its compensation committee and as a member of its audit committee.

Skills and Qualifications:
The Board selected Mr. Smith as a director nominee due to his experience in retailing and brand management, including his extensive public company experience as a senior executive and director.

Experience:	Current Directorships:
• Public Company Board	• Art Van Furniture, LLC
• Independent Director	• Bluestem Group Inc.
• Senior Leadership
• Digital/Technology
• Branding/ Marketing
• Financial
• Risk Management
• Compensation/Human Resources

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TIMOTHY J. THERIAULT

INDEPENDENT	Biography:

Age 58 Director since: March 2016	Timothy J. Theriault served as an advisor to the Chief Executive Officer of Walgreens Boots Alliance, Inc. from June 2015 until December 2016 and as executive vice president and global chief information officer from 2014–2015. He served in leadership positions with increasing responsibility at Walgreen Company from 2009 to 2014, including as senior vice president and chief information, innovation and improvement officer from 2012–2014 and as senior vice president and chief information officer from 2009–2012. Additionally, Mr. Theriault served in various executive and management positions at Northern Trust Corporation from 1991 to 2009. Mr. Theriault served as director of end user computing and advanced technologies for S. C. Johnson & Son, Inc., from 1989 to 1991. He currently serves as a director and member of the audit and Nomination/Corporate Governance committees of Alliance Data Systems Corporation.

Skills and Qualifications:
The Board selected Mr. Theriault as a director nominee due to his extensive experience in senior management positions at retailers and his extensive knowledge in operational and information systems.

Experience:	Current Directorships:	Committee Memberships:
• Public Company Board	• Alliance Data Systems Corporation	• Audit
• Independent Director		• Compensation
• Senior Leadership
• Digital/Technology
• Financial
• Risk Management
• Compensation/ Human Resources

SING WANG

INDEPENDENT	Biography:

Age 55 Director since: April 2018	Sing Wang has served as the Chairman of TKK Capital since 2015. He also has served as the chairman and Chief Executive Officer and Director of TKK Symphony Acquisition Corporation since February 2018, the chairman and Chief Executive Officer and Director of TKK Symphony Acquisition Corporation II since October 2018, the Chief Executive Officer and Director of CM Seven Star Acquisition Corporation since February 2018 and Vice General Manager (non-executive) of CMIG Capital Company Limited since May 2017. Previously, he served as the Chief Executive Officer and Executive Director of China Minsheng Financial Holding Corporation Limited from February 2016 to May 2017. From September 2015 until December 2017, he was a Senior Advisor to TPG China, Limited and from 2016 until November 2017, Mr. Wang served as the Chairman of Evolution Media China. He served as a partner at TPG, Co-Chairman of TPG Greater China and the Head of TPG Growth North Asia from May 2006 until August 2015. Prior to joining TPG, Mr. Wang was the Chief Executive Officer and Executive Director of TOM Group Limited from mid-2000 to early 2006. From mid-1993 until mid- 2000 he served in various positions at Goldman Sachs Hong Kong / New York. In July 2017 until October 2018, he was appointed as the Independent Non- Executive Director and member of the Audit Committee of Sands China Limited. Mr. Wang also serves as the Chairman of his personal investment companies including Amerinvest group of companies since 1991 and Texas Kang Kai (TKK) group of companies since 2015. Mr. Wang was the Non-Executive Director of China Renewable Energy Investment Limited (June 2011 - October 2015) and MIE Holdings Corporation (June 2010 - November 2015). From August 2018, Mr. Wang was appointed as the Director and served as non-executive chairman of Grindr Inc.

Skills and Qualifications:
The Board selected Mr. Wang as a director nominee due to his extensive experience in executive leadership positions at various companies.

Experience:	Current Directorships:	Committee Memberships:
• Public Company Board	• Grindr Inc.	• Audit
• Independent Director	• TKK Symphony Acquisition Corporation
• Financial	• TKK Symphony Acquisition Corporation II
• CM Seven Star Acquisition Corporation

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The matrix below summarizes what our Board believes are desirable types of experiences, qualifications, and skills that are possessed by one or more of our directors that qualify them for service on the Board. Our directors have diverse backgrounds and experience and may possess many skills and qualifications which are not reflected in this matrix.

Director Qualifications	Alexander	Melvin	Himanshu	Deb	Sing	David	Gil	Sharon	Tim
and Experience	Smith	Keating	Shah	Derby	Wang	Edwab	Marmol	Leite	Theriault
Public Company Board Experience Experience serving on the boards of other publicly traded companies
Independent Director Satisfy the independence requirements of the NYSE and SEC
Senior Leadership Experience Experience as a Chief Executive or other senior executive at a public company
Digital / Technology Expertise Leadership and understanding of technology, digital platforms and cybersecurity risk
Branding / Marketing Experience Possess experience in developing and marketing consumer products and creating and expanding private label brands awareness
Financial Experience Background, knowledge and experience with finance, accounting and/or financial reporting
Risk Management Expertise Experience understanding with respect the identification, assessment and oversight of risk management programs and practices
Compensation / Human Resources Expertise Experience with issues involved with executive compensation, succession planning, human resource management and talent management and development

Board Diversity

Our directors represent a range of backgrounds and overall experience. Our director nominees range from 52 to 72 years of age, with the average age being 60.4 years as of the 2019 Annual Meeting.

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Corporate Governance

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which are available on the Investor Relations page of our website, www.vitaminshoppe.com. The Corporate Governance Guidelines describe our corporate governance practices and address corporate governance areas such as Board composition and responsibilities, compensation of directors and executive succession planning.

Director Independence

Based on the NYSE and SEC’s director independence requirements, the Corporate Governance Guidelines provide certain guidelines to assist the Board in its determination of director independence. Our Corporate Governance Guidelines provide that a majority of the members of the Board, and each member of the Audit, Compensation and Nomination and Governance Committees, must meet certain criteria for independence.

The Nomination and Governance Committee reviews the independence of all members of the Board, based on the director independence listing standards of the NYSE and the Corporate Governance Guidelines, for purposes of determining which Board members are deemed independent. The Nomination and Governance Committee and the Board affirmatively determined that each of Ms. Derby, Mr. Edwab, Mr. Keating, Mr. Marmol, Mr. Shah, Mr. Smith (except for the time he served as Executive Chairman), Mr. Theriault and Mr. Wang is independent. In addition, the Nomination and Governance Committee and the Board affirmatively determined that each of B. Michael Becker, John D. Bowlin, Tracy Dolgin and Beth M. Pritchard who served on the Board in 2018, is independent. Mr. Becker, Mr. Bowlin, Mr. Dolgin and Ms. Pritchard did not stand for re-election at the 2018 Annual Meeting. None of the non-employee directors has any material relationship with us other than being a director and stockholder, or any transaction or arrangement that interferes with each director’s independence.

Policies with Respect to Transactions with Related Persons

The Nomination and Governance Committee and the Board have adopted Standards of Business Conduct, which set forth various policies and procedures intended to promote the ethical behavior of all of our employees, officers and directors. The Standards of Business Conduct describe our policy on conflicts of interest. The Company distributes the Standards of Business Conduct to all of its employees, officers and directors. The conflicts of interest policy in the Standards of Business Conduct describes the types of relationships that may constitute a conflict of interest with us. All employees, officers and directors are required to annually complete a questionnaire about potential conflicts of interest and certify compliance with our policy.

The NEOs and the Board are also required to complete a questionnaire on an annual basis that requires them to disclose any related person transactions and potential conflicts of interest. The General Counsel reviews the responses to the questionnaires and, if a related person transaction or potential conflict of interest is reported by an independent director or Named Executive Officer, the questionnaire is submitted to the Chairman of the Audit Committee for review. If necessary, the Audit Committee will determine whether the relationship is material and will have any effect on the director’s independence. After making that determination, the Audit Committee will report its recommendation on whether the entire Board should approve or ratify the transaction.

Director Nomination Process

The Nomination and Governance Committee is responsible for, among other things, screening potential director candidates and recommending qualified candidates to the Board for nomination.

When identifying and evaluating candidates, the Nomination and Governance Committee first determines whether there are any evolving needs of the Board that require an expert in a particular field. The Nomination and Governance Committee may retain a third-party search firm to assist the committee in locating qualified candidates that meet the needs of the Board at that time. The search firm provides information on a number of candidates, which the Nomination and Governance Committee considers. The Chairman of the Nomination and Governance Committee and

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some or all of the members of the Nomination and Governance Committee, as well as the Non-Executive Chairman and our Chief Executive Officer, will interview potential candidates that the Nomination and Governance Committee deems appropriate. If the Nomination and Governance Committee determines that a potential candidate meets the needs of the Board, has the qualifications, and meets the independence standards required by the NYSE and as set forth in the Corporate Governance Guidelines, it will recommend the nomination of the candidate to the Board.

The Nomination and Governance Committee’s policy is to consider director candidates recommended by stockholders, if those recommendations are properly submitted to us. Stockholders wishing to recommend persons for consideration by the Nomination and Governance Committee as nominees for election to the Board can do so by writing to the Corporate Secretary at Vitamin Shoppe, Inc., 300 Harmon Meadow Blvd., Secaucus, New Jersey 07094. Recommendations must include the proposed nominee’s name, detailed biographical data outlining the candidate’s relevant background, professional and business experience and other significant accomplishments, a statement outlining the reasons why the candidate’s skills, experience and background would make a valuable contribution to the Board, a minimum of two references who have either worked with the candidate, served on a board of directors or board of trustees with the candidate (or can otherwise provide relevant perspective on the candidate’s capabilities as a potential Board member), as well as a notarized letter from the candidate consenting to be named and, if nominated and elected, to serve as a director. Recommendations must also follow our procedures for nomination of directors by stockholders as provided in our charter and bylaws. The Nomination and Governance Committee will consider the candidate and the candidate’s qualifications in the same manner in which it evaluates nominees identified by the Nomination and Governance Committee. The Nomination and Governance Committee may contact the stockholder making the nomination to discuss the qualifications of the candidate and the stockholder’s reasons for making the nomination. The Nomination and Governance Committee may then interview the candidate if it deems the candidate to be appropriate. The Nomination and Governance Committee may use the services of a third-party search firm to provide additional information about the candidate before making a recommendation to the Board.

The Nomination and Governance Committee’s nomination process is designed to ensure that the Nomination and Governance Committee fulfills its responsibility to recommend candidates who are properly qualified to serve us for the benefit of all of our stockholders, consistent with the standards established by the Nomination and Governance Committee under the Corporate Governance Guidelines.

Communication with the Board

The Board encourages communication from our stockholders. Any interested parties who wish to communicate with the non-management directors should send any such communication to the General Counsel in care of the Company’s executive offices at 300 Harmon Meadow Blvd. Secaucus, New Jersey 07094. All such stockholder communication will be reviewed by the General Counsel who will determine the appropriate response or course of action.

Board Leadership Structure

Board Leadership

The Company appointed Alexander Smith as Executive Chairman on February 27, 2018. Prior to Mr. Smith’s appointment as our Executive Chairman, he was serving as our Non-Executive Chairman since January 1, 2018. Our Chief Executive Officer, Colin Watts, departed the Company in May, 2018; thus, Mr. Smith continued to serve as our Executive Chairman until the appointment of Ms. Leite as Chief Executive Officer on August 27, 2018, after which, he resumed his role as Non-Executive Chairman.

The Chief Executive Officer is responsible for setting our strategic direction and our day-to-day leadership and performance, while our Non-Executive Chairman of the Board sets the agenda for Board meetings and presides over meetings of the full Board. In addition, the Non-Executive Chairman of the Board had the responsibility of consulting with our Chief Executive Officer on Board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with our Chief Executive Officer and advising her on the efficiency of the Board meetings, facilitating teamwork and communication between the non-management directors and management, as well as additional responsibilities that are more fully described in the Corporate Governance Guidelines.

Two of the key responsibilities of the Board are to develop and approve strategic direction and hold management accountable for the execution of strategy once it is developed. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the Company and industry, while our Chief Executive Officer brings company-specific experience and expertise.

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The Board believes that having separate roles of Non-Executive Chairman and our Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance. The Board believes that this structure is in the best interests of stockholders because it provides the appropriate balance between strategy development and oversight of management.

Executive Sessions

Pursuant to the Corporate Governance Guidelines, non-management directors of the Board are required to meet on a regularly scheduled basis without the presence of management. The Board generally holds executive sessions at each regular Board meeting. Executive sessions are chaired by the Chairman of the Board.

Meeting Attendance

The Board met fifteen (15)  times in 2018. Each director attended at least 75% of the total meetings of the Board and committees of the Board of which the director was a member. In addition to participation in Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including telephone contact with our Non-Executive Chairman and Chief Executive Officer and others regarding matters of interest and concern to us.

We do not have a formal policy requiring members of the Board to attend the annual meeting, although all directors are strongly encouraged to attend. All of our directors attended the 2018 Annual Meeting.

Self-Evaluations

The Board and each committee of the Board conduct an annual self-evaluation, which considers a number of elements, such as the performance of the Chief Executive Officer and NEOs, each committee and the Board as a whole. The self-evaluation also provides a forum for the Board and committee members to address specific concerns regarding how the Board and/or committees function, the level of participation from its respective members, and actions to be taken to improve the Board and/ or committee’s effectiveness. The results of these evaluations are discussed with the Board and committee members once completed.

Risk Management

The Board has an active role, as a whole and at the committee level, in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity, operations and cybersecurity, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nomination and Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about those risks. The Board seeks to ensure that management has in place processes for dealing appropriately with risk. It is the responsibility of our senior management to develop and implement our short- and long-term objectives and to identify, evaluate, manage and mitigate the risks inherent in seeking to achieve those objectives. Management is responsible for identifying risks and risk controls related to significant business activities and Company objectives and developing programs to determine the sufficiency of risk identification, the balance of potential risk to potential reward and the appropriate manner in which to control risk.

Board Committees

The Board has established an Audit Committee, a Compensation Committee and a Nomination and Governance Committee. The Audit, Compensation and Nomination and Governance Committees are composed entirely of independent directors, as defined under applicable SEC rules, NYSE listing standards and the Corporate Governance Guidelines. The charters of each committee are available on the Investor Relations section of our website, www.vitaminshoppe.com.

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A list of current Committee memberships can be found on the Investor Relations section of our website, www.vitaminshoppe.com. The Committee memberships as of the date of this proxy statement are listed below:

Name	Audit Committee	Compensation Committee	Nomination and Governance Committee
Alexander W. Smith*
Deborah M. Derby
David H. Edwab
Mel Keating
Sharon Leite
Guillermo G. Marmol
Himanshu Shah
Timothy J. Theriault
Sing Wang

*	Mr. Smith is the Chairman of the Board.
An “” indicates membership on the committee.
A “” indicates that the director serves as the chairman of the committee.

Audit Committee

The Audit Committee held five (5) meetings in 2018. The Audit Committee annually reviews and reassesses the adequacy of its charter. In December 2018, the Audit Committee reviewed and approved the Audit Committee Charter and determined that no changes need to be made. As more fully described in its charter, the primary responsibilities of the Audit Committee are to:

•	oversee our accounting and financial reporting processes, including the review of our quarterly and annual financial results;
•	select, retain, evaluate and terminate when appropriate, our independent registered public accounting firm, and oversee the relationship, including monitoring the independent registered public accounting firm’s independence and reviewing the scope of the independent registered public accounting firm’s work, including preapproval of audit and non-audit services;
•	review reports and recommendations of our independent registered public accounting firm;
•	review accounting principles and financial statement presentation;
•	oversee our internal audit function, including review of the scope of all internal audits and related reports and recommendations;
•	review management’s assessment of the effectiveness of our internal control over financial reporting and the independent registered public accounting firm’s related attestation;
•	monitor the integrity of our financial statements;
•	monitor compliance with financial reporting requirements;
•	monitor compliance with internal control over financial reporting;
•	evaluate the performance of our independent registered public accounting firm, including the lead partner, and the performance of our internal auditors;
•	discuss our financial statements and our quarterly and annual reports to be filed with the SEC with management and the independent registered public accounting firm;
•	review our policies regarding the assessment of financial risk;
•	review our compliance programs;
•	review and approve related person transactions and conflicts of interest involving directors and executive officers;
•	review our procedures for receiving and responding to concerns regarding accounting and auditing matters; and
•	review and approve the Audit Committee report to be included in the proxy statement.

Each member of the Audit Committee is financially literate and has accounting or financial management expertise. The Board has determined that Mr.  Edwab has financial management expertise and, based upon his education and experience as a public accountant and experience in advising, auditing and reporting on the financial statements and on internal control over financial reporting of large publicly held companies, including retail companies, the Board has determined that Mr. Edwab is an audit committee financial experts as defined in Item 407(d)(5) (ii) and (iii) of Regulation S-K. The Board has also determined that each Audit Committee member is independent under the listing standards of the NYSE, the Corporate Governance Guidelines and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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Compensation Committee

The Compensation Committee held seven (7) meetings in 2018. The Compensation Committee annually reviews and reassesses the adequacy of its charter. In December 2018, the Compensation Committee reviewed and approved the Compensation Committee Charter, and determined that no changes needed to be made. The Compensation Committee’s primary functions are to:

•	develop and approve the Company’s executive compensation philosophy and strategy, including the balance between or mix of base salaries, cash and equity-based incentive compensation and other compensation components for our Chief Executive Officer, other executive officers and the Board;
•	review and approve compensation and goals for our Chief Executive Officer and evaluate his or her performance;
•	review and approve compensation and goals for our other executive officers and review our Chief Executive Officer’s evaluation of the performance of those executive officers;
•	approve the Company’s cash-based incentive plans for executive officers, including the performance measures to be applied in determining incentive awards;
•	review and make recommendations to the Board for approval with respect to the types and structures of employee retirement plans for our Chief Executive Officer, other executive officers and other employees;
•	establish and periodically review Company policies with respect to perquisites and other non-cash benefits for executive officers;
•	periodically review the operation of the Company’s broad-based programs and overall compensation programs for key employees;
•	designate key employees who may be granted stock options, performance awards and other stock based awards, and determine the number of shares that are granted to such key employees;
•	determine stock ownership guidelines and monitor compliance with such guidelines;
•	review the annual Compensation Committee report on executive compensation and the compensation discussion and analysis section included in the proxy statement;
•	review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss at least annually the relationship between risk management policies and practices and compensation and evaluate compensation policies and practices that could mitigate any such risk;
•	work with our Chief Executive Officer and our Non-Executive Chairman to develop succession plans for our Chief Executive Officer for an emergency situation and over the longer term; and
•	recommend to the full Board for its approval the amount and form of compensation to be paid to Company non-employee directors.

The Board has determined that each Compensation Committee member is (i) independent under the listing standards of the NYSE, the Corporate Governance Guidelines and Rule 10C-1 under the Exchange Act, (ii) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (iii) an “outside director” within the meaning of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986 (the “Code”); provided, that in light of the Tax Act (discussed below), the importance of being an outside director for purposes of Section 162(m) will generally be limited to the administration of certain performance-based compensation amounts that are maintained under written binding contracts dated on or prior to November 2, 2017.

Compensation Committee Procedures

The Compensation Committee directs management to prepare financial data used by the Compensation Committee in determining executive compensation. In addition, members of our human resources department assist in providing historical information on compensation paid to executives. Management provides recommendations to the Compensation Committee regarding the level and type of compensation to provide to officers who hold the office of Vice President or higher. Members of our legal department provide the Compensation Committee with general advice on laws applicable to executive compensation and the directors’ fiduciary duties in setting compensation, and the Compensation Committee may from time to time consult with outside legal counsel.

In accordance with its charter, the Compensation Committee has the authority to engage, retain and terminate a compensation consultant. In 2018, the Compensation Committee retained Frederic W. Cook & Co, Inc., (“FW Cook”), as an independent consultant with respect to executive and director compensation matters. FW Cook focuses on advising boards on executive compensation and provides executive compensation advisory services. The Compensation Committee assesses the independence of a consultant from management, taking into consideration all factors relevant to the advisor’s independence, including the factors specified in the listing standards of the NYSE and Rule 10C-1 under the Exchange Act. The Compensation Committee believes that FW Cook has been independent throughout its service to the Compensation Committee and there is no conflict of interest between FW Cook and the Compensation Committee. Additional information regarding the Compensation Committee’s engagement of FW Cook can be found in the section below entitled “Compensation Discussion and Analysis – Compensation Determinations and the Role of Consultants.”

Our Chief Executive Officer, Executive Vice President, Chief Financial Officer, Senior Vice President, General Counsel/ Corporate Secretary, Senior Vice President, Human Resources and other officers have attended Compensation Committee meetings from time to time as the Compensation Committee

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deems appropriate. Our Chief Executive Officer’s feedback about each officer’s performance is considered by the Compensation Committee in their determination of the officer’s salary and incentive compensation.

The Compensation Committee may delegate all or any part of its authority and powers under the Vitamin Shoppe 2018 Long-Term Incentive Plan to one or more members of the Board and/or our officers, except that the Compensation Committee may not delegate its authority or power if prohibited by law, or if the delegation would cause the awards or other transactions under the plan to cease to be exempt from Section 16(b) of the Exchange Act or not qualify for, or, as applicable, cease to qualify for, a grandfathered exemption under Section 162(m).

Nomination and Governance Committee

The Nomination and Governance Committee met five (5) times in 2018. The Nomination and Governance Committee annually reviews and reassesses the adequacy of its charter. In December 2018, the Nomination and Governance Committee reviewed and approved an updated Nomination and Governance Committee Charter, which was submitted to, and approved by, the Board. The Nomination and Governance Committee’s primary functions are to:

•	identify, recruit and screen potential director nominees and recommend such nominees for election as members of the Board;
•	review criteria and policies relating to director independence, service and tenure;
•	review any director resignation letter tendered and evaluate and recommend to the Board whether such resignation shall be accepted;
•	recommend directors for membership on the Audit, Compensation and Nomination and Governance Committees, including their Chairmen;
•	recommend directors and executive officers for membership on other committees established by the Board;
•	develop and recommend a set of corporate governance principles designed to foster an effective corporate governance environment;
•	review the Company’s charter, bylaws and charters of Board committees; and
•	manage the performance review process of the Board, its committees and our Chief Executive Officer.

The Board has determined that each Nomination and Governance Committee member is independent under the listing standards of the NYSE and the Corporate Governance Guidelines.

Compensation Committee Interlocks and Insider Participation

Ms. Derby, Ms. Pritchard, Mr. Marmol and Mr. Theriault each served as a member of the Compensation Committee during 2018. Ms. Pritchard did not stand for re-election at the 2018 Annual Meeting. No person who served as a member of the Compensation Committee during the last fiscal year has served as one of our officers or employees. No person who served as a member of the Compensation Committee during the fiscal year has any relationship requiring disclosure under Item 404 of Regulation S-K, and none of our executive officers serves as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of the Board or the Compensation Committee.

Other Corporate Governance Resources

The charters of each committee, the Corporate Governance Guidelines, our Standards of Business Conduct and our Code of Ethics for our Senior Financial Employees are available on the Investor Relations Section of our website, www.vitaminshoppe.com.

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Director Compensation

We had nine (9) directors on December 29, 2018, the last day of our 2018 fiscal year. During fiscal 2018, only non-management and independent directors received compensation for their services on the Board; provided, however, Mr. Shah, who joined the Board on April 24, 2018, waived his rights to receive the fiscal 2018 award of restricted stock units granted to other non-employee directors on July 2, 2018 and any cash compensation in fiscal 2018 for his services on the Board and the Nomination and Governance Committee. Mr. Watts who served as our Chief Executive Officer and also as director until May 31, 2018, did not receive any compensation for his services on the Board, and Ms. Leite who assumed the role of Chief Executive Officer and joined the Board on August 27, 2018, did not receive any compensation for her services on the Board. Mr. Smith, who served as our Non-Executive Chairman and Executive Chairman during fiscal 2018, did receive compensation for his services on the Board during the six months that he served as our Non-Executive Chairman, but was not compensated for his services on the Board during the six months he held the position of Executive Chairman. Because Mr. Smith qualified as our principal executive officer during his service as our Executive Chairman and was therefore a Named Executive Officer, all compensation earned by him for fiscal 2018 (including compensation for services on the Board) is included in the Summary Compensation Table on page 50 hereof.

In fiscal 2018, we paid each non-management and independent member of the Board (other than Mr. Shah) a $60,000 annual cash retainer, paid quarterly, and no meeting attendance fees. Each independent committee chairperson and the committee members (other than Mr. Shah) received additional annual cash retainers, paid in quarterly installments, as follows:

Committee Chair Retainers	Amount ($)
Audit	33,500
Compensation	25,000
Nomination and Governance	16,500

Committee Member Retainers
Audit	16,500
Compensation	12,500
Nomination and Governance	8,500

In addition to the above fees, directors are compensated on an ad hoc basis for special committee or subcommittee meetings held or tasks performed by a committee or subcommittee designated by either the full Board or by a standing committee of the full Board, with such compensation determined upon completion of the tasks performed.

Each non-employee director, other than Messrs. Smith and Shah, was granted an award of restricted stock units on July 2, 2018, with a grant date fair value of approximately $75,000 and with vesting in equal quarterly installments on October 1, 2018, January 2, 2019, April 1, 2019, and July 1, 2019, subject to the director’s continued service as a Board member through the applicable vesting date. If the director’s service is terminated because he or she is not nominated or re-elected to serve on the Board after the 2019 Annual Meeting, the unvested final quarter of the award will be accelerated and will vest the day following the 2019 Annual Meeting. If the director’s service is terminated by the Company other than for cause or by the director for good reason, in each case, within one year of a change in control, or due to the director’s death or disability, then the unvested portion of the award will be accelerated and will vest upon such termination. Each of the Company’s non-employee directors issued this form of restricted stock units will have the option to defer receiving our common stock upon the vesting of the restricted stock units to three or five years after the vesting date or until their resignation. Mr. Smith was granted an award of restricted stock units on the same day that our other non-employee directors were issued their awards, although the terms of Mr. Smith’s July 2, 2018 award agreement vary from our other non-employee directors and are set forth in the Grants of Plan Based Awards for 2018 on page 52.

VITAMIN SHOPPE | 2019 PROXY STATEMENT 23

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The following table provides information concerning the compensation of each director who served in fiscal 2018 other than Messrs. Watts and Smith and Ms. Leite whose compensation is described elsewhere in this proxy statement and, with the exception of Mr. Smith, who did not receive any compensation for their services on the Board:

	Fees Earned or		All Other
	Paid in Cash	Stock Awards	Compensation	Total
Name	($)(1)	($)(2)(3)(4)	($)	($)
B. Michael Becker(5)	46,750	—	—	46,750
John D. Bowlin(5)	44,500	—	—	44,500
Tracy Dolgin(5)	65,000	—	—	65,000
Deborah M. Derby	99,750	74,994	—	174,744
David H. Edwab	128,500	74,994	—	203,494
Melvin Keating(6)	53,250	82,128	—	135,378
Beth M. Pritchard(5)	40,500	—	—	40,500
Guillermo G. Marmol	130,250	74,994	—	205,244
Himanshu H. Shah(6)(7)	—	7,134	—	7,134
Timothy J. Theriault	100,750	74,994	—	175,744
Sing Wang(6)	53,250	82,128	—	135,378

(1)	The amounts set forth in this column include payments earned by certain non-employee directors in recognition for serving on various ad hoc committees of the Board during fiscal 2018. Messrs. Bowlin and Marmol and Ms. Derby each received $6,250 in recognition for serving on the CEO Search Committee; Messrs. Edwab, Dolgin and Marmol each received $35,000 in recognition for serving on the Strategy Committee; and Mr. Theriault received $18,000 in recognition for serving on the Information Technology Committee.
(2)	Compensation expense resulting from the grant of restricted stock units is based on the grant date fair value of those awards and is recognized over a one-year vesting period for the restricted stock units granted to all independent directors on July 2, 2018 and is recognized over a 70-day period for the restricted stock units granted to Messrs. Shah, Wang and Keating on April 24, 2018. The amounts reflected in this column were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”).
(3)	No options were awarded in fiscal 2018.
(4)	Messrs. Keating, Shah and Wang were each granted an award of 1,471 restricted stock units on April 24, 2018 upon their election to the Board, representing a pro-rata portion of the annual grant of restricted stock units to directors for fiscal 2017. Each of the restricted stock unit awards granted on April 24, 2018 fully-vested on July 2, 2018.
(5)	Messrs. Becker, Bowlin and Dolgin and Ms. Pritchard decided not to stand for re-election to serve on the Board at the 2018 Annual Meeting.
(6)	Messrs. Keating, Wang and Shah joined the Board effective April 24, 2018.
(7)	Mr. Shah waived his rights to receive any type of cash or stock compensation for his services on the Board and the Nomination and Governance Committee during fiscal 2018.

The table below shows the aggregate number of shares underlying stock options, the aggregate number of unvested restricted stock units, and the aggregate number of deferred restricted stock units, in each case, held by our non-employee directors (other than Mr. Smith) as of December 29, 2018.

		Unvested Restricted	Deferred Restricted
	Stock Options	Stock Units	Stock Units
Name	(#)	(#)	(#)
Deborah M. Derby	—	8,211	10,898
David H. Edwab	2,030	8,211	5,016
Melvin L. Keating	—	8,211	—
Guillermo G. Marmol	—	8,211	—
Himanshu H. Shah	—	—	—
Timothy J. Theriault	—	8,211	—
Sing Wang	—	8,211	—

Stock Ownership Guidelines for Directors

The stock ownership guidelines for the non-management and independent members of the Board were designated to continue to encourage significant ownership of our common stock and to further align the personal interests of the directors with the interests of our stockholders. Each covered director is prohibited from selling any shares of our common stock unless at the time of such sale, and on a pro forma basis giving effect to such sale, such director holds an aggregate value of five (5) times such director’s base retainer, or $300,000, in our common stock and/ or deferred restricted stock units.

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Security Ownership

The following table describes, as of March 31, 2019, the beneficial ownership of our common stock by:

•	each person we believe beneficially holds more than 5% of the outstanding shares of our common stock based solely on our review of SEC filings;
•	each of our NEOs;
•	each of our directors and director nominees; and
•	all of our directors and executive officers as a group.

	Shares of Common	Percent of
	Stock Beneficially	Common Stock
Beneficial Owner	Owned***	Outstanding****
Beneficial Owners of More than 5% of Our Common Stock
The Vanguard Group, Inc.(1)	1,276,200	5.30%
Dimensional Fund Advisors LP(2)	1,694,849	7.04%
BlackRock Inc.(3)	1,535,035	6.37%
Kahn Reporting Persons (including Vintage) and Shah Reporting Persons(4)	7,864,868	32.65%
FMR LLC(5)	1,645,611	6.83%
NEOs and Directors*:
Sharon Leite(6)	5,500	**
Bill Wafford(7)	36,492	**
David Mock(8)	47,259	**
Charles D. Knight(9)	—	**
David M. Kastin(10)	13,863	**
Colin Watts	14,706	**
Brenda Galgano	24,021	**
Stacey Renfro(11)	—	**
Deborah M. Derby(12)	21,115	**
David H. Edwab(12)	26,369	**
Melvin L. Keating(12)	9,682	**
Guillermo G. Marmol(12)	46,742	**
Alexander W. Smith(13)	66,475	**
Himanshu H. Shah(4)	4,277,613	17.76%
Timothy J. Theriault(12)	16,842	**
Sing Wang(12)	9,682	**
All directors and executive officers as a group (19 persons)	4,659,135	19.34%

*	The address of each stockholder is c/o Vitamin Shoppe, Inc., 300 Harmon Meadow Blvd., Secaucus, New Jersey 07094.
**	Represents less than 1%.
***	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock with respect to which such person has (or has the right to acquire within 60 days) sole or shared voting power or investment power.
****	Percentage of beneficial ownership is based on 24,087,459 shares of common stock outstanding as of March 31, 2019.
(1)	Based solely on a Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group, Inc. At that time, The Vanguard Group, Inc. reported sole voting power as to 2,936 shares, sole dispositive power as to 1,273,264 shares and shared dispositive power as to 2,936 shares and listed its address as 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(2)	Based solely on a Schedule 13G/A filed with the SEC on February 8, 2019 by Dimensional Fund Advisors LP (“Dimensional”). Dimensional reported sole voting power as to 1,582,1447 and sole dispositive power as to 1,694,849 shares, and Dimensional listed its address as Building One 6300 Bee Cave Road Austin, Texas, 78746.
(3)	Based solely on a Schedule 13G/A filed with the SEC on February 6, 2019 by BlackRock Inc. At that time, BlackRock Inc. reported sole voting power as to 1,535,035 shares and sole dispositive power as to 1,535,035 shares and listed its address as 55 East 52nd Street, New York, New York 10022.

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(4)	Based solely on a Schedule 13D/A filed with the SEC on April 24, 2018 by Vintage Capital Management, LLC, Kahn Capital Management, LLC and Brian R. Kahn (collectively, the “Kahn Reporting Persons”) and (i) Shah Capital Management, Inc. (“Shah Capital”), (ii) Shah Capital Opportunity Fund LP. (“Shah LP”) and (iii) Himanshu H. Shah (“Shah,” together with Shah Capital and Shah LP, the “Shah Reporting Persons”). At that time, the Kahn Reporting persons reported shared voting and dipositive power as to 3,587,255 shares and listed their address as 4705 S. Apopka Vineland Road, Suite 206, Orlando, FL 32819. At that time, (i) Shah Capital reported shared voting and dispositive power as to 4,241,342 shares and (ii) Shah LP reported shared voting and dispositive power to 3,857,642 shares. Based solely on a Form 4 filed with the SEC on April 26, 2018, Shah reported sole voting and dispositive power as to 36,271 shares and shared voting and dispositive power as to 4,241,342 shares. The Shah Reporting Persons listed their addresses as 8601 Six Forks Road, Ste. 630 Raleigh, NC 27615.
(5)	Based solely on a Schedule 13G/A filed with the SEC on February 13, 2019 by FMR LLC and Abigail P. Johnson (collectively, the “FMR Reporting Persons”). At that time, the FMR Reporting persons reported sole voting power as to 127,156 shares and sole dipositive power as to 1,645,611 shares and listed their address as 245 Summer Street, Boston, Massachusetts 02210.
(6)	The shares reported do not include: (i) 168,150 unvested performance share units, which are scheduled to vest on December 25, 2021, (ii) 23,722 unvested restricted stock awards, which are scheduled to vest on March 8, 2021, and (iii) 23,723 unvested restricted stock awards, which are scheduled to vest on March 8, 2022.
(7)	The shares reported do not include: (i) 37,803 unvested performance share units, which are scheduled to vest on December 26, 2020, (ii) 16,605 unvested performance share units, which are scheduled to vest on December 25, 2021, (iii) 30,241 unvested restricted stock awards, which are scheduled to vest on August 11, 2019, (iv) 11,182 unvested restricted stock awards, which are scheduled to vest on January 16, 2020, (v) 1,418 unvested restricted stock awards, which are scheduled to vest on June 8, 2020, (vi) 15,121 unvested restricted stock awards, which are scheduled to vest on August 11, 2020, (vii) 11,183 unvested restricted stock awards, which are scheduled to vest on January 16, 2021, (viii) 9,489 unvested restricted stock awards, which are scheduled to vest on March 8, 2021, (ix) 1,418 unvested restricted stock awards, which are scheduled to vest on June 8, 2021, (x) 15,121 unvested restricted stock awards, which are scheduled to vest on August 11, 2021, and (xi) 9,489 unvested restricted stock awards, which are scheduled to vest on March 8, 2022. Mr. Wafford resigned from his position as Executive Vice-President and Chief Financial Officer of the Company as of April 15, 2019. Upon his departure from the Company on April 5, 2019, all of his unvested equity was forfeited.
(8)	The shares reported do not include: (i) 47,529 shares of common stock issuable under options scheduled to become exercisable on January 16, 2020, (ii) 47,529 shares of common stock issuable under options scheduled to become exercisable on January 16, 2021, (iii) 31,250 unvested performance share units, which are scheduled to vest on December 26, 2020, (iv) 16,605 unvested performance share units, which are scheduled to vest on December 25, 2021, (v) 15,625 unvested restricted share units, which are scheduled to vest on July 30, 2020, (vi) 15,625 unvested restricted share units, which are scheduled to vest on July 30, 2021, (vii) 9,489 unvested restricted stock awards, which are scheduled to vest on March 8, 2021, and (viii) 9,489 unvested restricted stock awards, which are scheduled to vest on March 8, 2022.
(9)	The shares reported do not include: (i) 10,126 unvested performance share units, which are scheduled to vest on December 26, 2020, (ii) 10,218 unvested performance share units, which are scheduled to vest on December 25, 2021, (iii) 3,375 unvested restricted stock awards, which are scheduled to vest on August 10, 2020, (iv) 5,839 unvested restricted stock awards, which are scheduled to vest on March 8, 2021, (v) 3,376 unvested restricted stock awards, which are scheduled to vest on August 10, 2021, and (vi) 5,839 unvested restricted stock awards, which are scheduled to vest on March 8, 2022.
(10)	The shares reported do not include: (i) 7,853 unvested performance share units, which are scheduled to vest on December 28, 2019, (ii) 20,645 unvested performance share units, which are scheduled to vest on December 26, 2020, (iii) 10,218 unvested performance share units, which are scheduled to vest on December 25, 2021, (iv) 6,881 unvested restricted stock awards, which are scheduled to vest on January 16, 2020, (v) 3,927 unvested restricted stock awards, which are scheduled to vest on March 10, 2020, (vi) 6,882 unvested restricted stock awards, which are scheduled to vest on January 16, 2021, (vii) 5,839 unvested restricted stock awards, which are scheduled to vest on March 8, 2021, and (viii) 5,839 unvested restricted stock awards, which are scheduled to vest on March 8, 2022.
(11)	The shares reported do not include: (i) 38,502 unvested performance share units, which are scheduled to vest on December 25, 2021, (ii) 7,418 unvested restricted stock awards, which are scheduled to vest on November 9, 2020, (iii) 9,489 unvested restricted stock awards, which are scheduled to vest on March 8, 2021, (iv) 7,418 unvested restricted stock awards, which are scheduled to vest on November 9, 2021, and (v) 9,489 unvested restricted stock awards, which are scheduled to vest on March 8, 2022.
(12)	The shares reported do not include 2,737 unvested restricted stock units, which are scheduled to vest on July 1, 2019.
(13)	The shares reported do not include 3,922 unvested restricted stock units, which are scheduled to vest in equal monthly installments through September 1, 2019.

Equity Compensation Plan Information

The following table sets forth, as of December 29, 2018, certain information related to our equity compensation plans.

				Number of Securities
				Remaining Available
	Number of Securities		Weighted-Average	for Future Issuance
	to Be Issued		Exercise Price	under Equity
	upon Exercise of		of Outstanding	Compensation Plans
	Outstanding Options,		Options, Warrants	(Excluding Securities
	Warrants and Rights		and Rights	Reflected in Column
Plan Category	(a)		(b)	(a))
Equity compensation plans approved by security holders	669,449	(1)	$ 17.13	3,382,051
Equity compensation plans not approved by security holders	135,760	(2)	—	—
TOTAL	805,209		—	3,382,051

(1)	Consists solely of awards granted under our Amended and Restated 2006 Stock Option Plan, our Amended and Restated 2009 Equity Incentive Plan and our 2018 Long-Term Incentive Plan. Includes 339,359 shares of common stock underlying outstanding performance share units that have not vested and 58,090 shares of common stock underlying outstanding restricted stock units that have not vested, which shares are not included in the weighted average exercise price of outstanding options, warrants and rights column.
(2)	Consists of awards granted in reliance on the employment inducement exemption under NYSE 303A.08. Includes 104,510 shares of common stock underlying outstanding performance share units that have not vested and 31,250 shares of common stock underlying outstanding restricted stock units that have not vested, which shares are not included in the weighted average exercise price of outstanding options, warrants and rights column.

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Executive Officers

The following table sets forth the name, age and principal position of each of our executive officers as of the date of this proxy statement:

Name	Age	Position
Sharon Leite	56	Chief Executive Officer
David M. Kastin	51	Senior Vice President, General Counsel and Corporate Secretary
Charles D. Knight	55	Senior Vice President, Interim Chief Financial Officer and Chief Accounting Officer
Andrew Laudato	52	Executive Vice President and Chief Technology Officer
David Mock	59	Executive Vice President, Chief Merchandising and Marketing Officer
Teresa Orth	56	Senior Vice President Human Resources
Neal Panza	57	Senior Vice President, Retail Sales & Operations
Stacey Renfro	45	Executive Vice President, Chief Customer and Digital Experience Officer

Sharon Leite. We provide Ms. Leite’s biography above under Proposal One – Election of Directors.

David M. Kastin has served as our Senior Vice President, General Counsel and Corporate Secretary since August 2015. Mr. Kastin previously served as the Senior Vice President, General Counsel and Corporate Secretary of Town Sports International Holdings, Inc. from August 2007 to July 2015. From March 2007 through July 2007, Mr. Kastin was Senior Associate General Counsel and Corporate Secretary of Sequa Corporation, a diversified manufacturer. From March 2003 through December 2006, Mr. Kastin was in-house counsel at Toys “R” Us, Inc., most recently as Vice President, Deputy General Counsel. From 1996 through 2003, Mr. Kastin was an associate in the corporate and securities departments at several prominent New York law firms, including Bryan Cave LLP. From September 1992 through October 1996, Mr. Kastin was a Staff Attorney in the Northeast Regional Office of the U.S. Securities and Exchange Commission.

Charles D. Knight joined The Vitamin Shoppe in July 2018 as Senior Vice President, Chief Accounting Officer and Corporate Controller. Mr. Knight currently serves as our Interim Chief Financial Officer following the departure of our former Chief Financial Officer, Bill Wafford, on April 5, 2019. For 28 years prior to The Vitamin Shoppe, Mr. Knight held various roles at Toys “R” Us, starting as Special Project Analyst in 1990 and most recently as Senior Vice President-Corporate Controller.

Andrew Laudato joined The Vitamin Shoppe in January 2019 as Executive Vice President, Chief Technology Officer. Prior to joining The Vitamin Shoppe, he served as the Chief Information Officer at Brookdale Senior Living where he was a member of the executive leadership team with responsibility for all aspects of technology including back office, sales and marketing among other areas since 2016. Prior to that he spent 15 years as Chief Information Officer at Pier 1 where he led several key initiatives including creating and executing a comprehensive IT and corporate strategy and an enterprise-wide process efficiency initiative. From 1990 through 2000, he was Director, Systems Development at Jo-Ann Stores and held the same role at LBrands earlier in his career.

David Mock joined The Vitamin Shoppe in January 2018 as a management consultant, and on July 30, 2018 he was appointed Executive Vice President, Chief Merchandising and Marketing Officer. Mr. Mock previously served as President of D Mock Retail Rebuild Ltd from 2014 to 2018. From 2014 until 2016 Mr. Mock served as Chief Merchandising & Marketing Officer for Earth Fare, a 40 store Natural & Organic food retailer.  Prior to Earth Fare, Mr. Mock served as Senior Vice President Merchandising, Global Sourcing and Innovation Officer for Canadian Tire Retail from 2012 to 2013.  Mr. Mock also served as Senior Vice President Merchandising, Hardlines, Consumables, Pharmacy, Haba/Cosmetics for Zellers from 2008 to 2012 and held various positions at Loblaw Companies Limited, from 1983 through 2007 with his last position being Senior Vice President Food Merchandising and Marketing.

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Teresa Orth joined The Vitamin Shoppe in 2012 as Senior Vice President, Human Resources. Prior to joining the Vitamin Shoppe, Ms. Orth was Vice President, Human Resources at Toys “R” Us, Inc. She spent more than 20 years at Toys “R” Us, Inc. in human resources taking on positions of increasing responsibility. Starting with the “R” Us company in 1989, she held various positions including Regional Human Resources Manager and Director of Human Resources for the Kids “R” Us, Babies “R” Us and Toys “R” Us divisions. As Vice President of Corporate and Global Human Resources she was responsible for all specialized human resources functions. She started her career at A&S Department stores – A division of Federated – as a recruitment manager.

Neal Panza joined The Vitamin Shoppe in February 2019 as Senior Vice President, Retail Sales & Operations. From April, 2018 until February, 2019, Mr. Panza was at Williams-Sonoma where he was responsible for rebuilding talent and sales for a key market for the company. Prior to that he was at Brookstone as Vice President, Retail where he was brought in to rebuild and revitalize the brand experience for the retail stores. From 2006 through 2015 he was employed at Gymboree Corporation, a 1,400 store chain, where he had increasing responsibility culminating in Vice President of Stores. While at Gymboree, he was responsible for five brands and successfully increased profitability of under-performing regions and delivered positive comparable same store sales reflecting initiatives such as increasing conversion and streamlining retail operations. Earlier in his career, Mr. Panza was employed by The Walt Disney Company with increasing responsibility, including the Canadian business, as well as launching the first outlet stores. He has also worked at specialty retailers Eddie Bauer and American Eagle Outfitters. Mr. Panza has a B.A. degree, English/Communications from St. Vincent College.

Stacey Renfro joined The Vitamin Shoppe in November 2018 as Executive Vice President, Chief Customer and Digital Experience Officer. From March 2013 until April 2018, Ms. Renfro served as the Vice President, e-Commerce of Pier 1 Imports, Inc., and from March, 2018 until October 2018, she held the position of Executive Vice President, Planning and Allocations. Prior to joining Pier 1, Ms. Renfro held various positions of increasing responsibility with J.C. Penney Corporation from April 2004 until March 2013, with her last position being Divisional Vice President, Digital Commerce.

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Proposal Two Advisory And Non-Binding Vote To Approve Named Executive Officer Compensation

General

In accordance with Section 14A of the Exchange Act, we are requesting stockholder approval of the compensation paid to our NEOs, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including in the CD&A, compensation tables and accompanying narrative disclosures). In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related SEC rules, this is an advisory vote, which means that this proposal is not binding on us.

The Board recommends that you vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion in this proxy statement, is hereby APPROVED.”

As described in detail below under the headings Compensation Discussion and Analysis and Executive Compensation, our compensation arrangements are designed to:

•	attract and retain talent from within the highly competitive global marketplace;
•	ensure a performance-based delivery of pay that aligns, as much as possible, our NEOs’ rewards with our stockholders’ interests;
•	compensate our NEOs in a manner that incentivizes them to manage our business to meet our long-range objectives;
•	compensate our NEOs in a manner commensurate with their and our performance; and
•	promote a long-term commitment to us.

Required Vote

Please consider whether you agree with the objectives and philosophy in the CD&A, as well as whether the amounts we pay as a result are appropriate. Because your vote is advisory, it will not be binding upon the Board or Compensation Committee.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains the principles that govern our executive compensation program and the key actions taken by the Compensation Committee for fiscal 2018 with respect to the compensation of our NEOs. Our NEOs for fiscal 2018 were as follows:

SHARON LEITE(1)	Chief Executive Officer
BILL WAFFORD(7)	Former Executive Vice President and Chief Financial Officer
DAVID MOCK(2)	Executive Vice President, Chief Merchandising and Marketing Officer
DAVID M. KASTIN	Senior Vice President, General Counsel and Corporate Secretary
COLIN WATTS(4)	Former Chief Executive Officer
BRENDA GALGANO(5)	Former Executive Vice President and Chief Financial Officer
ALEXANDER SMITH(6)	Former Executive Chairman
STACEY L. RENFRO(3)	Executive Vice President, Chief Customer and Digital Experience Officer
(1)	Ms. Leite was appointed Chief Executive Officer, effective August 27, 2018.
(2)	Mr. Mock was appointed Executive Vice President, Chief Merchandising and Marketing Officer, effective July 30, 2018.
(3)	Ms. Renfro was appointed Executive Vice President, Chief Customer and Digital Experience Officer, effective November 5, 2018.
(4)	Mr. Watts’ employment with the Company ended as of May 31, 2018.
(5)	Ms. Galgano’s employment with the Company ended as of June 5, 2018 and she continued to serve the Company as a consultant until September 7, 2018.
(6)	Mr. Smith became Executive Chairman on February 28, 2018, prior to Mr. Watts’ departure from the Company. In September 2018, Mr. Smith transitioned to the position of Non-Executive Chairman. Mr. Smith qualified as our principal executive officer during his service as our Executive Chairman and was therefore an NEO.
(7)	Mr. Wafford’s employment with the Company ended as of April 5, 2019.

Executive Summary

Fiscal 2018 Year in Review

In 2018 we developed our new “Base Plan” that, when fully executed, will give The Vitamin Shoppe the capabilities, functionality and characteristics that are critical for modern retailers to be competitive. Once completed, we expect The Vitamin Shoppe to be positioned as a compelling health & wellness brand, with the Base Plan serving as the foundation for additional business growth. As part of our Base Plan, we launched a few new key initiatives, including new category innovation, deeper customer personalization and unique business partnerships. As discussed on the following page, we also made changes to our senior leadership team, which was an important and necessary step toward achieving our goals.

Overall, the implementation of our Base Plan is on schedule and we are seeing progress in our business recovery. Our 2018 results were generally in line with our expectations and showed some improvement when compared with the prior year, but nonetheless are not where we need them to be. In Fiscal 2018, the Company:

•	Accelerated a series of initiatives focused on price/value and increased spending on customer acquisition and retention, which resulted in a moderation in comparable sales decline and a 1.9% improvement in our profit margin as a percentage of net sales.
•	Increased the level of investment in digital marketing (paid search and performance marketing), and continued to refine our incentives and grassroots marketing programs in our stores, which resulted in new customer growth of 4%.
•	Introduced newly upgraded Healthy Rewards loyalty program nationwide in April, 2019.
•	Conducted a strategic review of our businesses and made the decision to sell Nutri-Force Nutrition, our contract manufacturing subsidiary. The sale of Nutri-Force Nutrition was consummated in May 2018.
•	Re-purchased $83.3 million in face value of our convertible notes due December 2020 at a discount.
•	Reduced inventory by $29 million from year-end 2017.

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Compensation Actions

In light of the Company’s performance in Fiscal 2017, the Compensation Committee took the following actions for Fiscal 2018 to recognize the continuing challenges that the Company expected to face in 2018, while providing incentives to execute the long-term plan and supporting the Company’s attraction and retention objectives during the multi-year turnaround. To accomplish these goals, for Fiscal 2018, the Compensation Committee took the following actions:

•	No base salary increase or changes to the Company’s Management Incentive Plan (“MIP”) targets for NEOs;
•	Under the MIP, revised the financial metric goal setting approach to provide that achievement of the annual budget results in a 70% of target payout and require significant outperformance to generate a maximum payout and reduced the payout for achievement of threshold performance from 25% of target to 0%. Additionally, Key Performance Indicator (“KPI”) metrics were aligned with the Company’s strategic priorities;
•	Reduced long-term incentive opportunities by 20% for the NEOs;
•	Under the Company’s Long-Term Incentive Plan (“LTIP”), increased weighting on Performance Share Units (“PSUs”) from 50% to 75% of total long-term incentive for CEO and from 50% to 60% for NEOs and granted PSU awards based on cumulative Adjusted Operating Income and Return on Average Invested Capital (“ROIC”) at the end of the 3-year performance period;
•	MIP payout of 116% of target; and
•	PSUs issued in Fiscal Year 2016 resulted in an 11% payout.

Executive Changes

The shopping landscape is continuously evolving, and brands and retailers are challenged with keeping pace with changing consumer behaviors and expectations. The Vitamin Shoppe is undergoing a period of significant change, with a substantial focus on an improved customer experience, a key strategic driver of the organization's future. As a result, many changes were made to The Vitamin Shoppe’s leadership team across multiple channels and functions in order to ensure we are meeting the evolving needs of today’s customer. The following timeline illustrates the dates of key changes to the executive team.

With this new team in place, we are confident that the organization will be able to quickly innovate and provide solutions to meet the rapidly changing expectations of today’s customer.

Impact of CEO Transition on Compensation Program and Levels

Former CEO’s Compensation

In connection with the CEO transition, our former CEO entered into a separation agreement with the Company. The separation agreement included the following benefits per the executive’s employment agreement:

•	104 weeks of base salary
•	COBRA reimbursement

In addition to these benefits, the Company also provided the executive with the following additional benefits so that he would help facilitate a smooth transition:

•	Pro-rata bonus for 2018 performance

Upon the executive’s departure from the Company, all of his unvested equity was forfeited.

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New CEO’s Compensation

In connection with her appointment as CEO, Ms. Leite was entitled to receive an ongoing compensation package of the following:

•	Base salary of $700,000 (which represents a 20% reduction from the prior CEO’s base salary)
•	Target bonus of 100% base salary
•	Equity incentive grant of $1,000,000

In addition to her ongoing compensation, Ms. Leite also received a cash signing bonus of $425,000 and an initial equity grant of $1,000,000 delivered 100% in performance stock units (see Summary Compensation Table on page 50). The cash signing bonus was intended to offset a portion of the executive’s forfeited compensation from her prior employer and is subject to repayment if she voluntarily resigns or is terminated for cause within two years of her start date.

Executive Chairman / Non-Executive Chairman’s Compensation

In connection with the former CEO’s separation from the Company, Mr. Smith was appointed Executive Chairman of the Company and his compensation was set at the following levels:

•	Base salary of $500,000
•	Equity grant of $325,000

In connection with the appointment of our new CEO, Mr. Smith transitioned from Executive Chairman back to his prior role as Non-Executive Chairman. In his role as Non-Executive Chairman, Mr. Smith is entitled to the following levels of compensation:

•	Cash compensation of $350,000
•	Equity grant of $150,000

In determining his level of compensation as Non-Executive Chairman, the Board took into account the higher expected level of responsibilities and time requirements in his role given the challenges facing the Company and the fact that our CEO was a first-time CEO. For fiscal 2019, the compensation for Mr. Smith as Non-Executive Chairman was lowered to the following levels:

•	Cash compensation of $225,000
•	Equity grant of $75,000

Compensation Highlights

The following table summarizes the key elements of our executive compensation program for our NEOs, with the exception of Mr. Smith, for fiscal 2018. Additional details regarding Mr. Smith’s compensation during fiscal 2018 are set forth under the heading Fiscal Year 2018 Compensation Decisions beginning on page 39.

Compensation component	Purpose	How determined	Performance- based?	Value linked to stock price?	Where to find more information
Base salary	Competitive base salaries are necessary to attract and retain qualified, high-performing executives.	Based on experience, scope of responsibility, performance, tenure with the Company and competitive market factors.			Page 39
Management Incentive Plan awards (annual cash bonuses)	Rewards our NEOs for achieving the annual financial and operational performance goals established by the Compensation Committee.	Awards vary based on achievements compared to prescribed goals for adjusted operating income, customer retention, customer acquisition, auto-delivery, average basket size, private brands and inventory reduction.			Page 40
Long-term(1) Incentive: Performance Share Units	Granted annually to NEOs to drive focus on The Vitamin Shoppe’s long-term performance, to align NEOs’ interests with the interests of our stockholders, and to enable the NEOs to share in long-term value creation.	Awards vest after three years, depending on performance compared to prescribed goals for adjusted operating income and return on invested capital.			Page 43
Long-term Incentive: Restricted Stock Awards (RSAs)	Granted annually to NEOs to encourage retention. Although the number of shares earned is fixed, the value of those shares rises and falls with the price of our common stock.	Vesting occurs on the second and third anniversaries of the grant date if the executive remains employed with the Company through such date.			Page 43
Executive Severance Pay Policy	Applicable to all executive officers, including our NEOs to encourage retention.	Provides for severance payments and other benefits to executive officers who incur a qualifying termination.			Page 46
(1)	On August 27, 2018, Ms. Leite received a grant of Performance Share Units as an inducement to commence her employment with the Company. The awards vest after three years, depending on performance compared to prescribed goals for revenue and EBITDA rather than adjusted operating income and return on invested capital.

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Stockholder Outreach

We believe that regular, transparent communication with our stockholders is essential to good corporate governance and we have a long-standing practice of engaging with our stockholders on a regular basis. We value their feedback and are committed to maintaining an active dialogue on a year-round basis through a proactive outreach program. Our engagement program involves the Chairman of the Board, the Chair of the Audit, Compensation and Nomination and Governance Committees, as well as senior executive officers including our investor relations officer.

We communicate regularly with our investors to ensure that both management and the Board understand and consider the issues that matter most to our stockholders. We particularly value opportunities to hear our stockholders’ priorities and perspectives and to exchange views. We communicate with our stockholders through a variety of means, including in-person meetings, investor conferences and phone calls. Our Investor Relations department regularly responds to inquiries from our stockholders. Additionally, we offer stockholders a variety of other avenues to communicate with the Company, including through our investor relations website, quarterly earnings webcasts, and our annual stockholders meeting.

As part of our normal outreach, during fiscal year 2018, our management team met, either in person or by telephone, with institutional investors representing more than 75% of our outstanding shares to discuss our long-term business strategy, financial and operating performance, capital allocation, and other issues specific to our industry and the Company. We also conducted general “off-season” outreach to the governance teams of our top stockholders. In 2018, we requested governance and compensation targeted meetings with investors representing approximately 37% of our outstanding shares, excluding the top two stockholders which held approximately 33% of the issued and outstanding shares of the Company and also maintain representation on the Board. We had calls with holders of 27% of our outstanding shares, and were told by holders representing another 10% that meetings were unnecessary as they were content with our practices. In our discussions with these teams, we sought input on a variety of corporate governance topics as well as executive compensation practices. We highly value our dialogue with our stockholders and believe such communications help ensure that we understand the perspectives of our many stakeholders. At a minimum, the Board receives a report from management on stockholder engagement and investor feedback once a quarter.

The Board and management believe that the Company’s relationships with our stockholders and other stakeholders are an important part of our corporate governance responsibility. Our engagement activities have resulted in receiving valuable feedback from our stockholders and other stakeholders who have provided important external viewpoints. Through these engagements, we seek to remain responsive to the priorities of our stockholders and other stakeholders and, indeed over the years, have implemented several changes as a result of feedback received from our stockholders engagement program.

WHAT WE HEARD FROM STOCKHOLDERS	HOW WE RESPONDED
Capital Allocation: Buy back convertible notes	Re-purchased $83.3 million face value of convertible notes at a discount to par in 2018.
Management compensation increasing despite poor Company performance

Named Executive Officers did not receive an increase in base salary for fiscal 2018. We increased the weighing on PSUs for awards granted to Named Executive Officers under our Long Term Incentive Plan and reduced long-term incentive grant values by 20% (see page 39)

Payout under MIP for achieving budget was reduced from 100% to 70%

Explore strategic alternatives for Nutri-Force Nutrition	On May 7, 2018, we sold substantially all of the assets of Nutri-Force Nutrition to Arizona Nutritional Supplements, LLC.

Say on Pay

At our 2018 Annual Meeting of Stockholders, 96% of the votes cast were in favor of our executive compensation program for fiscal 2017. Despite this overwhelming support, some investors expressed concerns that compensation for our NEOs did not appropriately track the Company’s market value. As discussed in this CD&A under the heading “What Changed?” the Compensation Committee addressed these concerns by adjusting the executive compensation program for fiscal 2018.

96%	Of the votes cast on the say-on-pay proposal were voted in support of the compensation of our NEOs for fiscal 2017 at our 2018 Annual Meeting of Stockholders.

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Compensation Philosophy and Objectives

Goals of our Executive Compensation Program

We work to attract and retain proven and talented industry executives whom we believe will help to place us in the best position to resume growth and to meet our objectives. We seek to recruit executives with retail or other experience that we believe is transferable to our business with the expectation that they will share their knowledge to develop and manage a large and successful retail organization. In establishing executive compensation, we believe:

•	Compensation packages for our NEOs should be competitive for their respective positions in our industry and our geographic region.
•	Compensation and benefits should be competitive with compensation and benefits at peer companies that compete with us for business opportunities and executive talent.
•	Annual cash incentive and long-term equity awards should reflect progress toward Company-wide financial and strategic objectives rather than personal achievements.
•	Incentive compensation should be appropriately balanced to motivate and reward both short-term and long-term performance.
•	Our policies should encourage executives to hold stock so that their interests will be aligned with those of our other stockholders.

We believe our compensation objectives are best pursued through a combination of base salary, annual bonus, long-term equity compensation, and other benefits. To that end:

•	we offer market-competitive base salaries that recognize each executive’s position, role, responsibility, and experience;
•	we use an annual cash incentive and long-term equity incentives to directly tie our executives’ realized compensation to achievement of pre-established financial and strategic goals;
•	we use long-term awards that link realized compensation to changes in Company stock price and encourage our executives to stay committed to the Company; and
•	we maintain minimum stock ownership guidelines and a general insider trading policy to align the mutual interests of our executives and our other stockholders.

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Executive Compensation Practices

Summarized below are some of the key executive compensation practices that we incorporate, which we believe promote good governance and best serve the interests of our stockholders. We have also listed some of the poor compensation practices that we avoid.

WHAT WE DO
Pay for Performance: The majority of our NEOs’ compensation is tied to our financial performance or stock price.
Double Trigger Equity Acceleration Upon a Change-in-Control: Our long-term equity awards provide for accelerated vesting upon a change in control only if the acquirer fails to assume the awards or the executive incurs a qualifying termination within two years of that change in control.
Independent Executive Compensation Consultant: The Compensation Committee is advised by an independent executive compensation consultant on matters surrounding executive and non-employee director pay and governance. The consultant provides no other services to the Company.
Stock Ownership Policy: NEOs are expected to hold Company stock worth two to four times their base salary. Until the guideline is met, NEOs must retain a significant percentage of the net after-tax shares realized upon the vesting or earn-out of awards or exercise of stock options received in 2017 or thereafter.
Clawback: All equity incentive awards to NEOs give the Board the discretion to seek recoupment of the incentive-based compensation paid or granted in the event of a material restatement of our financial statements.
Stockholder Outreach: We maintain an ongoing dialogue with our stockholders and incorporate their feedback as appropriate in our compensation programs.
WHAT WE DON’T DO
No Excise Tax Gross-Ups Upon Change–In-Control.
No granting of stock options below fair market value and do not reprice underwater stock options.
No Hedging or Pledging of Shares: NEOs may not pledge Company stock or engage in hedging strategies, short sales, or any derivative transaction involving Company stock.
No Guaranteed Salary Increases.
No Excessive Executive Perquisites.

Who Makes Executive Compensation Decisions

Role of the Compensation Committee

The Compensation Committee is solely responsible for reviewing the performance of our Chief Executive Officer, establishing our Chief Executive Officer’s compensation for the coming year, and approving all compensation and awards for our NEOs.

At the beginning of each calendar year, the Compensation Committee determines the performance objectives for the Company and for each Named Executive Officer for that year. When performance results for the year are determined, the Compensation Committee reviews the Company’s achievement of the predetermined financial and other strategic, non-financial, and corporate objectives. In addition, the Compensation Committee seeks input from our Chairman and our Chief Executive Officer and, when deemed appropriate, from other advisors, including, FW Cook, the Chief Financial Officer, General Counsel, Senior Vice President of Human Resources (but not with regard to their respective compensation) and other Board members. These performance results and advice form the basis of the Compensation Committee’s decisions regarding compensation for our NEOs for the year to come.

Although compensation packages typically are established at the same time every year, the Compensation Committee may review and adjust compensation at other times as the result of new appointments or promotions.

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Role of the Chief Executive Officer

Our Chief Executive Officer does not participate in the Compensation Committee’s deliberations with regard to his or her own compensation. However, our Chairman and our Chief Executive Officer review with the Compensation Committee the performance of the other NEOs. The Compensation Committee gives substantial weight to the evaluations and recommendations from these individuals because they are ideally situated to assess our other NEOs’ performance and contributions. No other Named Executive Officer has any input in executive compensation decisions, though the Chief Financial Officer and Senior Vice President, Human Resources may provide information and context to the Compensation Committee about performance results.

Role of Compensation Consultants

The Compensation Committee has retained FW Cook as its independent compensation consultant since 2015. FW Cook reports directly to, and acts solely at the direction of, the Compensation Committee. The Compensation Committee may replace the compensation consultant or hire additional consultants at any time.

A representative from FW Cook attends meetings of the Compensation Committee, as requested, and communicates with the Compensation Committee Chair between meetings.

During fiscal 2018, FW Cook performed the following services for the Compensation Committee:

(i)	Assisted with the design of our annual MIP and LTIP for fiscal 2018 and 2019;
(ii)	Assisted with the determination of total compensation for the newly-hired CEO and for other newly-hired and promoted senior executives;
(iii)	Participated in discussions regarding strategies for retaining certain key executives;
(iv)	Reviewed drafts and commented on this CD&A and related compensation tables for the proxy statement;
(v)	Reviewed peer group composition and recommended changes;
(vi)	Advised the Compensation Committee about executive compensation trends and regulatory developments;
(vii)	Assisted with the determination of the total compensation for Mr. Smith, both in connection with his assumption of the principal executive officer position of Executive Chairman and in his later assumption of the role of Non-Executive Chairman;
(viii)	Assisted with the non-employee director compensation, and special committee compensation; and
(ix)	Assisted with the 2018 Long-Term Incentive Plan proposal that was approved by stockholders at the 2018 Annual Meeting.

How We Use Competitive Compensation Information

Peer Group for 2018

The Compensation Committee recognizes the value of using a peer group to further its understanding of the competitive market for executive and non-employee director compensation levels. However, we do not attempt to link any single element of compensation to specific peer company percentiles. The Compensation Committee generally strives for total compensation packages that are in the median range of our peer group.

For guidance in establishing senior executive and non-employee director compensation levels for fiscal 2018, FW Cook reviewed our peer group to ensure that it continues to serve as an appropriate benchmark. FW Cook specifically looked for prospective peers that generally met the following criteria:

1.	revenue between 40% and 250% of the Company’s revenue;
2.	market capitalization between 20% and 500% of the Company’s market capitalization; and
3.	a similar business model to the Company’s, including manufacturing and a presence in the health and wellness space.

FW Cook also considered companies that our 2017 peers used for competitive comparison and companies that consider the Company a peer.

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FW Cook determined the composition of our 2017 peer group was still appropriate and did not recommend any changes. Thus, the 2018 peer group consisted of the following fifteen companies:

Company Name	Revenue(1) ($)	Market Valuation(2) ($)
Big 5 Sporting Goods Corporation	987,581	54.91
The Buckle, Inc.	913,380	953.40
The Cato Corporation	849,981	351.41
The Finish Line, Inc.	1,838,956	N/A	(3)
GNC Holdings, Inc.	2,353,523	195.64
Hibbett Sports, Inc.	968,219	262.40
lululemon athletica inc	2,649,181	14,886.99
Nutrisystem, Inc.	691,039	1,292.54
Pier 1 Imports Inc.	1,798,522	26.35
Sprouts Farmers Market, Inc.	5,207,336	2,878.42
Stein Mart, Inc.	1,318,633	50.24
Village Super Market, Inc.	1,612,015	381.73
Weight Watchers International, Inc.	1,514,121	2,764.78
Weis Markets, Inc.	3,509,270	1,260.19
Zumiez, Inc.	978,617	485.15
Vitamin Shoppe, Inc.	1,114,160	111.48
Vitamin Shoppe, Inc. Percentile Rank(4)	40.0%	21.40%
(1)	As reported in the annual report on Form 10-K for the most recent fiscal year available (in thousands of US dollars).
(2)	Based on the closing stock price as of December 28, 2018, and the number of shares of outstanding common stock reported in the latest Form 10-K or if the fiscal year of the company does not end in December or January, the latest Form 10-Q (in millions of US dollars).
(3)	Finish Line, Inc. was acquired by JD Sports Fashion PLC in June 2018. Accordingly, its market valuation as of December 28, 2018 is not available. The Finish Line Inc. has been excluded from the rankings for purposes of the Company’s Market Valuation Percentile Rank.
(4)	The percentage of scores that fall at or below the score of the Company.

Review of External Data

In addition to analyzing compensation paid by the companies in our peer group, the Compensation Committee also may consider other data, including trends and best practices in executive compensation and legal and regulatory changes, to assess our compensation practices compared to those in the businesses and markets in which we compete for executive talent. We have determined, and continue to believe, that our compensation levels should be competitive in our market so long as they remain aligned with our business goals and objectives. Moreover, we strongly believe in engaging the best talent in critical functions, and this can entail negotiating with individual executives who have significant compensation or retention packages with other employers. As a result, the Compensation Committee may decide to provide compensation outside of our normal practices to certain individuals to achieve recruiting and retention objectives. Our NEOs did not receive compensation outside of normal practice in fiscal 2018, provided, however, Ms. Leite and Mr. Mock received equity grants in connection with the commencement of their employment (see page 45), and Mr. Wafford received an equity grant in connection with his promotion to Chief Financial Officer.

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Compensation Mix

Weighting of Target Compensation

Compensation for our NEOs includes both fixed and performance-based components. Performance-based components are designed so that above-target performance is rewarded with above-target payouts, and vice versa. The fixed components of compensation are designed to be competitive and encourage retention.

The Compensation Committee believes a substantial portion of an executive’s pay should consist of awards that are directly tied to the Company’s performance. To that end, a large percentage of total target compensation for our NEOs—in the form of long-term equity awards and annual bonuses—is “at risk.” These awards are linked to actual Company performance, the price of our stock, or both. The charts below illustrate the mix of base salary, annual incentive awards, and long-term equity awards at target for the CEO and the other NEOs during 2018. We believe this compensation mix demonstrates that the financial incentives for the CEO and the other NEOs are aligned with the Company’s operational, financial, and stock price performance.

(1)	This chart represents only Ms. Leite’s direct target total compensation as Mr. Watt was no longer employed with the Company at the end of fiscal 2018.

(2)	This chart represents only the direct target total compensation of NEOs still employed with the Company at the end of fiscal 2018 (Ms. Renfro and Messrs. Wafford, Mock and Kastin).

(3)	Mmes. Leite and Renfro and Mr. Mock all received a one-time cash incentive upon commencing employment with the Company, which are excluded from these charts.

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Fiscal Year 2018 Compensation Decisions

What Changed?

In response to stockholder feedback and in consultation with FW Cook, we made certain changes to our compensation program for fiscal 2018, as summarized below.

FISCAL YEAR 2018 CHANGES

Compensation Program Changes	Specific Change	Rationale
Management Incentive Plan (MIP)

Aligned KPI metrics with 2018 key initiatives that are part of the Company’s new “Base Plan”

In light of the Company’s lower anticipated Adjusted Operating Income for 2018 (when compared to 2017 actual performance), we modified the payout schedule under the Adjusted Operating Income metric so that achievement of budget resulted in a 70% payout and that a maximum payout would only occur if we met or exceeded 2017 actual performance. Additionally, performance achievement percentage for threshold level of performance was reduced to 0% (from 25%)

Motivate senior management to achieve objectives critical to the execution of our long-term plan
Long-Term Incentive Plan (LTIP)

Increased relative weighting of PSUs in relation to total equity awards as follows: from 50% to 75% for the CEO(1) and from 50% to 60% for the rest of senior management

PSU awards vest based on cumulative Adjusted Operating Income and ROIC at the end of the 3-year performance period

Reduced long-term incentive grant values by 20%

More closely align realized compensation with execution of our long-term plan Takes into greater consideration the decline in our stock price
(1)	The increase was only applicable to the awards granted to Mr. Watts prior to his departure. Ms. Leite did not participate in the 2018 LTIP, but rather received an inducement award of PSUs in connection with the commencement of her employment as CEO. See page 45

Base Salary

Base salaries for our NEOs are determined based on the executive’s specific level and responsibilities and certain peer group data and labor market factors. Generally, our goal is to provide a salary that is competitive with the salary for similar positions in similar industries both at the time of hire and over the course of employment. Salaries are reviewed annually to determine whether any change is appropriate. Except for Ms. Leite, who must consent to decreases in her base salary unless the decrease is prior to, or two years after, a change in control and part of an overall salary reduction program impacting the officers of the Company, the Compensation Committee may, in its discretion, adjust an executive’s base salary at any time to realign that salary with those prevailing in the market. The Compensation Committee must approve any increase in salary for a Named Executive Officer.

Since our fiscal year 2017 was challenging, we did not increase the base salaries of our NEOs for fiscal 2018 (excluding, for the avoidance of doubt, pay packages for our newly-hired or promoted NEOs). The following table shows the annual base salaries of our NEOs for fiscal 2018 without proration for partial years of service.

Name	2018 Salary ($)
Sharon Leite	700,000
Colin Watts(1)	880,000
Bill Wafford	500,000
Brenda Galgano(2)	515,000
David Mock	500,000
David Kastin	385,000
Alexander Smith(3)	425,000
Stacy L. Renfro	450,000

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(1)	Mr. Watts’ employment with the Company ended as of May 31, 2018.
(2)	Ms. Galgano’s employment with the Company ended as of June 5, 2018. From June 6 through September 7 of fiscal 2018, Ms. Galgano served as a consultant and earned $175,000 during this time, which is not reflected in the chart above.
(3)	Mr. Smith served as Non-Executive Chairman for six months months of fiscal 2018 and Executive Chairman for the remaining six months of fiscal 2018. During the six months that Mr. Smith served as Non-Executive Chairman (including the period following his service as Executive Chairman), he was paid an annual cash retainer of $60,000 for serving on the Board and an incremental cash retainer at an annual rate of $290,000 for serving as Non-Executive Chairman, in each case, payable in quarterly installments. During the six months that Mr. Smith served as Executive Chairman, his cash retainer was increased to an annual rate of $500,000 for serving as Executive Chairman, and payable in monthly installments. Accordingly, the $425,000 in “base salary” set forth in the chart above represents (i) $250,000 of retainer compensation paid to Mr. Smith during the six months that he served as Executive Chairman and (ii) $175,000 of retainer compensation paid to Mr. Smith while serving as Non-Executive Chairman.

Annual Cash Incentive – Management Incentive Plan

We use annual cash incentives to motivate achievement of prescribed short-term objectives. Our Management Incentive Plan, or MIP, is a cash-based, pay-for-performance annual incentive plan that allows for awards that generally vary based on the applicable Named Executive Officer’s base salary and level of employment, with payouts determined based on the Company’s operating results and achievement of particular KPI goals. The Compensation Committee approves the structure of the MIP, including the corporate financial targets and the KPI goals. The NEOs all pursue the same KPI goals under the MIP, which encourages cross-functional teamwork.

Target Bonuses Awarded under the MIP

Target bonuses awarded under the MIP are expressed as a percentage of base salary, and range from 45% to 100% of salary for our NEOs. The table to the right shows the 2018 target bonus for each Named Executive Officer:

Name	2018 Target Award % Salary
Sharon Leite	100%
Colin Watts	100%
Bill Wafford(1)	45% - 50%
Brenda Galgano	50%
David Mock	50%
David Kastin	45%
Alexander Smith(2)	—
Stacy L. Renfro(2)	—
(1)	Effective June 6, 2018, in connection with Mr. Wafford’s appointment as Executive Vice President and Chief Financial Officer, his target bonus as a percentage of base salary was increased from 45% to 50%. From the beginning of the fiscal year through June 5, 2018, Mr. Wafford participated at the 45% target level, and from June 6, 2018 through the end of the fiscal year, he participated at the 50% target level.

(2)	Mr. Smith and Ms. Renfro did not participate in the MIP during fiscal 2018.

Metrics and Weightings

For fiscal 2018, the metrics for the MIP consisted of one financial objective (adjusted operating income) and six KPIs. The selected KPIs are directly linked to our long-term strategy.

The performance metrics and relative weightings for the fiscal 2018 MIP awards to the NEOs who participate in the MIP are shown below.

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Adjusted Operating Income (70%)

Adjusted Operating Income represents the Company’s reported operating income, with adjustments for extraordinary, unusual, or non-recurring items during the year as determined by the Compensation Committee. We believe that focusing on adjusted operating income encourages disciplined capital investment to fuel profitable growth.

The Adjusted Operating Income goals and associated percentage payouts (referred to as the “Performance Achievement Percentage”) for the 2018 MIP awards are shown below. As discussed above, the Compensation Committee designed the MIP so that achievement of budget would only result in a 70% payout and that a maximum payout would only occur if the Company met or exceeded 2017’s actual performance (which was more than 350% higher than the Company’s budgeted 2018 performance). Additionally, performance achievement percentage for threshold level of performance was reduced to 0% (from 25%). These actions were taken to demonstrate responsiveness to shareholders in light of our lower performance goals when compared to 2017 actual performance.

	Threshold (no payout)	Budget (70% payout)	Target (100% payout)	Maximum (200% payout)
Adjusted Operating Income	$5.5 million or less	$8.6 million	$10.7 million	$31.3 million or higher

Achievement of less than the threshold level of Adjusted Operating Income results in a multiplier of 0%, therefore, payment on 70% of an NEO’s 2018 MIP award would be $0. In addition, if the threshold Adjusted Operating Income is not achieved, NEOs will not be eligible for any payment associated with achievement of KPIs; however, the Compensation Committee, in its discretion, may award NEOs payouts on the remaining 30% of the MIP awards based on KPIs.

Key Performance Indicators (KPIs) (5% each for a total of 30%)

Since fiscal 2016, a portion of the MIP has been designed to focus our NEOs on achieving specific business goals, or KPIs, that directly support the Company’s short and long-term goals. For fiscal 2018, the Compensation Committee selected six KPIs that will align our NEOs’ compensation with the Company’s short-term and long-term strategic goals. The Compensation Committee applies the same KPIs to each Named Executive Officer in order to foster strong cross-functional support.

The six KPIs for fiscal 2018 were:

Initiative	KPI
Customer Engagement & Retention	This metric represents the percentage of customers in fiscal year 2017 that made a purchase in fiscal year 2018. The goal for 2018 was to achieve a 2% increase in the retention rate.
Customer Acquisition / Traffic	This metric represents the number of new customers that enrolled and made a purchase in 2018. The goal for 2018 was to reverse the trend of declining new customer acquisition and hold flat to 2017.
Auto Delivery	This metric represents the dollars remaining from our auto delivery program (“ADP”) sales after deducting variable expenses. Our ADP was launched in 2017 and the goal for 2018 was to achieve a 590 basis point improvement over 2017.
Average Basket Size	This metric represents the total sales across various channels by the total number of transactions across those channels. The goal for 2018 was to reverse the negative trend in recent years and hold flat to 2017.
Private Brands	This metric represents the increased percentage of US sales of our private branded products. The goal for 2018 was to achieve a positive sales growth in our private brands as compared to a year -over -year loss from 2016 to 2017.
Inventory Reduction	This metric represents our reduction in inventory. The goal for 2018 was to achieve an $11.5 million reduction in inventory.

The Compensation Committee established specific performance goals for each of these metrics. Like the Adjusted Operating Income metric, the KPI component of the MIP awards is subject to a multiplier that varies with Company’s performance—in this case from 0% to 150%.

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MIP Calculation

The formula below shows how annual cash incentive awards under the MIP are calculated.

For each Named Executive Officer, the actual MIP award typically paid is equal to the MIP payout percentage (calculated as shown above) multiplied by the executive’s target award. However, the Compensation Committee retains the discretion to award greater or lesser amounts under the MIP to any particular individual based upon Company or individual performance. In deciding to adjust an actual MIP award, the Compensation Committee will consider the recommendation of our Chief Executive Officer or such other factors as the Compensation Committee deems appropriate.

Actual MIP Payouts

The Compensation Committee Chair, the Audit Committee Chair and our outside auditors generally discuss our audited financial results in connection with the determination of MIP payouts.

In fiscal 2018, the Company achieved a full year Adjusted Operating Income of $16.2M, which significantly exceeded the Company’s target of $10.7M. Accordingly, the result for this metric fell between the target of $10.7M (100%) and the maximum of $31.3M (200%) and resulted in an actual payout of 126.7%. The Company also achieved many of the KPI goals, resulting in a total KPI performance multiplier of 27.3%. As reflected in the chart below, the combination of these two achievements resulted in a MIP payout percentage for our NEOs of 115.9% of target.

Performance Metric	Min	Target	Max	Actual	Payout % of Target	Weight	Actual Payout
Adjusted Operating Income					126.7%	70.0%	88.69%
KPIs:					90.9%	30.0%	27.27%
Customer Retention	54%	56%	58%	54.7%	35.0%	5.0%	1.75%
Customer Acquisition	$1.68m	$1.70m	$1.72m	$1.76m	150.0%	5.0%	7.50%
Auto Delivery	$13.6m	$14.3m	$15m	$14.4m	109.3%	5.0%	5.47%
Average Basket Size	$35.25	$35.75	$36.25	$35.76	101.0%	5.0%	5.05%
Private Brands	0.0%	3.2%	5.4%	(3.0%)	0.0%	5.0%	0.00%
Inventory Reduction	$10m	$11.5m	$13m	$34.7m	150.0%	5.0%	7.50%
TOTAL						100.0%	115.96%

The following table shows targeted and actual bonus amounts calculated as described above for our NEOs for fiscal 2018.

Name	2018 Target % Salary	Target MIP Award $	Actual MIP Award $	MIP Award as a % of Target
Sharon Leite(1)	100%	$215,384	$249,760	116%
Colin Watts(1)	100%	$402,769	$467,051	116%
Bill Wafford(2)	45% - 50%	$237,980	$275,962	116%
Brenda Galgano(3)	50%	$0	$0	0%
David Mock(1)	50%	$231,730	$268,715	116%
David Kastin	45%	$173,249	$200,900	116%
Alexander Smith(4)	—	—	—	—
Stacy L. Renfro(4)	—	—	—	—

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(1)	Ms. Leite’s and Messrs.Watts and Mock’s Actual MIP Awards were pro-rated based on the portion of the year they spent with the Company.
(2)	Effective June 6, 2018, in connection with Mr. Wafford’s appointment as Executive Vice President and Chief Financial Officer, his target bonus as a percentage of base salary was increased from 45% to 50%. From the beginning of the fiscal year through June 5, 2018, Mr. Wafford participated at the 45% target level, and from June 6, 2018 through the end of the fiscal year, he participated at the 50% target level.
(3)	Ms. Galgano was not entitled to a MIP Award for fiscal 2018 as a result of her resignation from the Company on June 5, 2018.
(4)	Mr. Smith and Ms. Renfro did not participate in the MIP during fiscal 2018.

Equity Awards

We believe granting equity that vests over an extended period of time and/or based on Company performance encourages our NEOs to focus on the Company’s future success and aligns their interests with the interests of our stockholders. We generally grant two forms of incentive equity awards to accomplish two distinct objectives:

•	Time-vested restricted stock awards (“RSAs”) or restricted stock units (“RSUs”) that vest over time to encourage talented executives to remain with the Company.
•	PSUs that vest based on the Company’s achievement of predetermined performance targets to motivate executives to pursue and accomplish specific Company goals.

We believe this mix of time- and performance-based incentive equity increases accountability for results and total upside earnings potential.

We also may use time-based and/or performance-based awards to induce potential employees to join the Company, or to reward current employees who assume new responsibilities or get promoted. All such equity awards are granted either under the 2018 Long-Term Incentive Plan or in reliance on the employment inducement exemption under NYSE 303A.08 (“Inducement Exemption”). For fiscal year 2018, the Company granted equity awards under the Inducement Exemption to Ms. Leite and Mr. Mock. All grants to NEOs require Board approval.

The following table shows the RSAs, RSUs, Stock Options and PSUs granted to the NEOs in 2018. For additional detail on the terms and conditions of the following awards, please see page 44.

Name	RSAs	RSUs		PSUs(Target)		Stock Options		Value at Grant Date $(1)
Sharon Leite	—	—		73,260	(2)	—		999,999
Colin Watts(3)	55,913	—		167,741		—		1,039,991
Bill Wafford(7)	25,201	—		37,803		—		309,987
Brenda Galgano(4)	21,505	—		32,258		—		249,998
David Mock	—	31,250	(2)	31,250	(2)	141,777	(6)	750,000
David Kastin	13,763	—		20,645		—		159,997
Alexander Smith	—	59,209	(5)	—		—		474,989
Stacy L. Renfro	14,836	—		—		—		99,995

(1)	The value at grant date is determined by multiplying the closing price of the Company’s stock on that date by the total number of RSAs, RSUs and target number of PSUs awarded. The fair value of each stock option grant was estimated on the date of grant using the Monte Carlo Option Pricing Model because these awards contain a market condition based on the achievement of predetermined targets related to the share price of the Company’s common stock.
(2)	Granted in reliance on the employment inducement exemption under NYSE 303A.08.
(3)	All RSAs and PSUs granted to Mr. Watts in fiscal 2018 were unvested as of his separation from the Company on May 31, 2018 and were thus forfeited and cancelled.
(4)	All RSAs and PSUs granted to Ms. Galgano in fiscal 2018 were unvested as of her separation from the Company on June 5, 2018 and were thus forfeited and cancelled.
(5)	Consists of (i) 47,445 restricted stock units granted to Mr. Smith on July 2, 2018 after he assumed the position of Executive Chairman, with one-third vesting immediately on the grant date and the remaining two-thirds of the award vesting in eight equal monthly installments on the first day of each month following the grant date, subject to his continued service as Executive Chairman and (ii) 11,764 restricted stock units granted to Mr. Smith on September 1, 2018 upon his transition to the role of Non-Executive Chairman, which vest in twelve monthly installments beginning on October 1, 2018. Concurrent with the granting of restricted stock units on September 1, 2018, all 23,723 unvested restricted stock units granted to Mr. Smith on July 2, 2018 were forfeited and cancelled in connection with his transition to Non-Executive Chairman.
(6)	Mr. Mock received a special inducement grant (Time and Performance Vesting Stock Options) granted under the Company’s Amended and Restated 2009 Equity Incentive Plan. These options vest in equal installments on January 16, 2019, January 16, 2020 and January 16, 2021, subject to the Company’s achievement of predetermined 20-day consecutive average closing prices prior to the applicable vesting dates; provided, that in the event that any portion of the award does not vest on the applicable vesting date, such unvested portion of the award shall remain eligible to vest on a subsequent vesting date if the applicable 20-day consecutive average closing price is achieved prior to such subsequent vesting date. The Company exceeded all predetermined 20-day consecutive average closing prices prior to the first anniversary of the grant date. See page 45.
(7)	Upon Mr. Wafford’s departure from the Company on April 5, 2019, all of his unvested equity was forfeited.

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Time Vesting Restricted Stock Awards (RSAs) and Restricted Stock Units (RSUs)

RSAs generally vest and become unrestricted in two equal tranches—on the second and third anniversaries of the grant date—for any Named Executive Officer who remains employed by the Company on the applicable vesting date.

If a Named Executive Officer’s employment is terminated due to death or disability, all outstanding RSAs previously granted to that executive will become unrestricted and vested as of the date of any such termination. If a Named Executive Officer leaves the Company’s employ for any other reason before that executive’s RSAs have vested in full, any unvested RSAs will immediately be cancelled and the Named Executive Officer will forfeit any rights in such shares.

Performance Share Unit Awards

PSUs have a three-year performance period (“Performance Period”). The number of PSUs that will vest at the end of the Performance Period is generally based on the Company’s achievement of two equally-weighted performance metrics in relation to predetermined targets:

1.	cumulative adjusted operating income over the Performance Period, and

2.	return on invested capital in the final year of the Performance Period.

Performance goals for these two metrics were established at the beginning of the Performance Period.

The table below shows the performance goals and associated vesting percentages for the PSUs granted in fiscal 2018 (other than Ms. Leite, whose awards are described in more detail in the section titled “Special / Off-Cycle Equity Grants”).

	Threshold goal (Cumulative Adjusted Operating Income: 0% payout; Return on Invested Capital: 25% payout)	Target goal (100% payout)	Maximum goal (150% payout)
Cumulative Adjusted Operating Income (50% of total PSUs)	$60 million	$70 million	$95 million
Return on Invested Capital in Year Three (50% of total PSUs)	9.4%	9.9%	11.4%

If the performance level for either metric falls between the indicated goals, the payout percentage for the corresponding PSUs will be determined based on straight-line interpolation. If the performance level for either metric falls below the respective threshold goals, the payout percentage for the corresponding PSUs will be 0%.

If a Named Executive Officer’s employment with the Company is terminated before the end of the Performance Period due to the executive’s death, disability, or retirement, the executive will be entitled to receive a pro-rata portion of the shares underlying his or her PSUs equal to (x) the percentage of the Performance Period that the executive was employed by the Company, multiplied by (y) the number of PSUs that would have vested if the executive had remained with the Company until the end of the Performance Period. If a Named Executive Officer leaves the Company’s employ for any other reason before the end of the Performance Period, that executive’s unvested PSUs will immediately be cancelled and the Named Executive Officer will forfeit any rights in such shares underlying the PSUs. If permitted by the Company, the executive may elect to defer the distribution of all or any portion of the shares underlying such PSUs in accordance with such written plans or procedures adopted by the Company from time to time.

Settlement of FY 2016 Performance Share Units (PSUs)

The FY 2016 PSUs vested at the end of FY 2018 based on the Company’s performance against pre-established goals for Adjusted Operating Income Growth (weighted 50%) and ROIC (weighted 50%). The Company’s performance under the plan resulted in an 11% payout (0% payout for the Adjusted Operating Income Growth portion and 22% payout for the ROIC portion). The tables below illustrate the Company’s performance against the relevant metrics.

ADJUSTED OPERATING INCOME

	2016 Actual	2017 Actual	2018 Actual
Adjusted Operating Income	$92.0	$31.3	$16.2
Growth	(10%)	(66%)	(48%)
Threshold	(5%)	7%	11%
Target	0%	12%	16%
Estimated Achievement %	0%	0%	0%
3 YR. AVERAGE ACHIEVEMENT %			0%

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ROIC

	2016 Actual	2017 Actual	2018 Actual
ROIC	19.1%	6.9%	4.6%
Threshold	17.4%	17.9%	20.0%
ROIC Target	20.5%	21.0%	23.5%
Estimated Achievement %	66%	0%	0%
3 YR. AVERAGE ACHIEVEMENT %			22%

Off-Cycle Equity Grants / Cash Bonuses

Ms. Leite

In connection with her appointment as CEO, Ms. Leite received a one-time cash bonus of $425,000 and an initial equity award with a grant date fair value of $1,000,000. The initial equity grant was delivered 100% in the form of PSUs and vests 50% based on the Company’s achievement of cumulative revenue targets and 50% based on the Company’s achievement of cumulative adjusted EBITDA targets over 2019, 2020, and 2021.

Mr. Smith

In connection with his appointment as Executive Chairman in February 2018, Mr. Smith was granted an award of RSUs with a grant date fair value of $350,000 (note: the actual award was reduced to $325,000 to offset portion of his onboarding RSU grant intended to cover February to June of 2018). One-third of the Executive Chairman’s RSU award vested immediately on the grant date and the remaining two-thirds of the award was scheduled to vest in eight equal monthly installments on the first day of each month following the grant date, subject to Mr. Smith’s continued service as Executive Chairman through the applicable vesting date (“First RSU Issuance”). In connection with his transition back to Non-Executive Chairman, Mr. Smith was granted an award of RSUs with a grant date fair value of $150,000, which vests in twelve equal monthly installments beginning on October 1, 2018. Concurrent with the latter issuance, Mr. Smith’s unvested restricted stock units (23,723 units) from the First RSU Issuance were forfeited and cancelled.

Mr. Wafford

In connection with his appointment as CFO in June 2018, Mr. Wafford received an equity award with a grant date fair value of $40,000 delivered 50% in RSAs and 50% in PSUs. The RSAs vest in two equal tranches on the second and third anniversaries of the grant date, subject to continued employment. The PSUs granted to Mr. Wafford vest based on the Company’s achievement of cumulative operating income and ROIC as outlined above in the section titled “Performance Share Unit Awards (PSUs).” Due to Mr. Wafford’s departure from the Company on April 5, 2019, this equity grant was forfeited.

Mr. Mock

In connection with his appointment as Executive Vice President, Chief Merchandise & Marketing Officer Mr. Mock received a one-time cash bonus of $500,000 and an equity award with a grant date fair value of $500,000 delivered 50% in RSUs and 50% in PSUs. The RSUs vest in two equal tranches on the second and third anniversaries of the grant date, subject to continued employment. The PSUs granted to Mr. Mock vest based on the Company’s achievement of cumulative operating income and ROIC as outlined above in the section titled “Performance Share Unit Awards (PSUs).” In addition to the RSU and PSU grant, Mr. Mock also received a grant of $250,000 in stock options. The options vest one-third on each of January 16, 2019, January 16, 2020 and January 16, 2021, subject to the Company’s achievement of predetermined 20-day consecutive average closing prices prior to the applicable vesting dates; provided, that in the event that any portion of the award does not vest on the applicable vesting date, such unvested portion of the award shall remain eligible to vest on a subsequent vesting date if the applicable 20-day consecutive average closing price is achieved prior to such subsequent vesting date. As of the date of this proxy statement, the Company achieved the predetermined 20-day consecutive average closing price for all three (3) vesting dates; therefore, a third of the stock options vested on January 16, 2019, one-third will vest on January 16, 2020 and the remaining one-third will vest on January 16, 2021.

Equity Award Grant Date Policy

We do not time or select the grant dates of any stock-based awards in coordination with our release of material non-public information, nor do we have any program, plan or practice to do so.

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Fiscal 2019 Compensation Summary

Changes to the Compensation Program

In response to stockholders feedback and in consultation with FW Cook, we made some changes to our compensation program for fiscal 2019, as summarized below.

FISCAL YEAR 2019 CHANGES

Compensation Program Changes	Specific Change	Rationale
MIP

•  No increases to MIP targets for NEOs

•  Maintained the 70% weighting on Adjusted Operating Income and 30% KPIs; the KPIs for 2019 are (1) private brand sales, (2) active customer count, (3) new business development, and (4) inventory

• The KPIs were adjusted to reflect our key priorities for 2019
LTIP

•  Maintained the 75% weighting on performance-based LTI for the CEO (60% for NEOs) and 25% weighting on time-based LTI for the CEO (40% for NEOs)

•  Elected to deliver a portion of the CEO’s and NEO’s LTI awards in performance cash (rather than PSUs)

•  PSU performance criteria is based upon one (1) performance metric - cumulative adjusted EBITDA

•  Payout for achieving budget was reduced from 100% to 75%

•  Maintained heavy weighting on performance- based LTI to create alignment with the shareholder experience and reward for the execution of our long-term strategic plan

•  Introduced performance cash to help manage equity dilution

•  Align NEO’s long-term goals with the profitability metric that is used to communicate with investors and analysts

Other Benefits and Perquisites

Our NEOs are provided with basic health and welfare insurance coverage and life insurance and are eligible to participate in our 401(k) plan, all on the same terms as our other employees. Perquisites may be awarded to the NEOs on a limited case-by-case basis, subject to Board or Compensation Committee approval. We do not have a nonqualified deferred compensation plan or program for our employees, officers or directors.

Executive Severance Pay Policy; Change in Control Benefits

Our current NEOs are generally provided severance protection under our Executive Severance Pay Policy. We believe the Executive Severance Pay Policy and the severance protection provided in our employment agreements with certain NEOs (described below under “Employment Agreements”) serve two important goals. First, they provide a reasonable level of protection in the event of change in control-related terminations. Second, they help ensure continuity of management under circumstances that reduce or eliminate job security and might otherwise cause our executives to focus more on their future employment prospects rather than the immediate needs of the Company.

The Compensation Committee believes that the aggregate value of benefits, covenants and other terms and conditions under the severance arrangements covering our executive management are market-competitive for a company of our size. In the Compensation Committee’s view, the assurance of severance benefits, including in the event of a change in control, operate as a form of insurance rather than as a principal component of our compensation strategy. Therefore, the Compensation Committee does not take severance benefits into account when setting the other elements of compensation.

The table in the section headed “Potential Payments Upon Termination or Change in Control” and the accompanying narrative provide the estimated values and details of the termination benefits under various scenarios for each of our NEOs as of December 29, 2018.

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Stock Ownership Guidelines for NEOs

Our stock ownership guidelines encourage the NEOs to own a meaningful amount of our common stock to further align their personal interests with the interests of our stockholders. Under these guidelines, our NEOs are required to accumulate and hold an aggregate market value of our common stock equal to a multiple of their respective annual base salaries. Applicable multiples are:

•	Chief Executive Officer – 4x
•	Other NEOs and senior vice presidents – 2x

Under our stock ownership guidelines, NEOs must retain a portion of the shares they receive pursuant to equity grants made in or after 2017 until they achieve the required level of ownership. Specifically, the CEO and other NEOs must retain 75% and 50%, respectively, of the net after-tax shares realized upon the vesting and earn-out of awards or exercise of options granted in 2017 and beyond. Ownership includes shares owned, deferred stock units and unvested restricted stock. The Compensation Committee will evaluate compliance with this policy on an annual basis.

Compensation Recovery (“Clawback”) Policies

Since 2010, the Compensation Committee has included clawback language in equity grants, giving the Board the discretion to seek recoupment of the incentive-based compensation paid or granted to certain executive officers in the event of a material restatement of our financial statements (other than to comply with changes in applicable accounting principles). Provisions for recoupment of incentive-based compensation are included in the employment agreement for our CEO and equity award agreements with our CEO and each of our other NEOs. The Compensation Committee will re-evaluate and, if necessary, revise our clawback policy to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act once the SEC adopts final rules implementing the clawback requirements.

Under the 2018 Long-Term Incentive Plan, which was approved by our stockholders at the 2018 Annual Meeting, if a participant receives an amount pursuant to an incentive award under the Plan, and a subsequent material financial restatement reveals that such award was larger than it should have been, such participant must promptly repay to the Company the excess amount as determined by the Compensation Committee.

Insider Trading Policy

For certain employees (including our NEOs), directors and service providers, our insider trading policy:

•	prohibits trading or “tipping” while aware of material, non-public information;
•	restricts the disclosure of certain non-public information;
•	prescribes certain periods that are subject to black-out and other limitations regarding trading of our stock;
•	prohibits certain aggressive and speculative trading in our stock, such as the trading of options or engaging in short sales or hedging transactions (including the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds); and
•	prohibits pledging shares of the Company’s common stock as collateral for a loan or other financial arrangement.

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Tax and Accounting Treatment

Until recently, Section 162(m) of the Internal Revenue Code limited the tax deductibility of compensation paid by a public company to certain of its highly compensated executive officers to $1 million annually. Amounts paid above that limit were deductible only if they represented performance-based compensation paid under an incentive plan approved by the company’s stockholders.

The recently enacted Tax Cuts and Jobs Act (“Tax Act”) eliminates the “performance-based compensation” exception to the limit on deductibility. In addition, the Tax Act expands the list of executives whose compensation is subject to the limit. With some exceptions for pre-existing employment contracts, these changes are in effect for any compensation paid after December 2017.

The Compensation Committee considers the impact of Section 162(m) generally when developing and implementing our executive compensation program, and will continue to do so. However, the Compensation Committee believes it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals, so it has never adopted a policy requiring all compensation to qualify as deductible under Section 162(m). Going forward, we will continue to monitor IRS guidance on the Tax Act in developing an executive compensation program that incentivizes our officers while considering the potential loss of tax benefits available to the Company.

The 2018 Long-Term Incentive Plan is not the exclusive means by which annual or long-term incentive payments may be made to covered employees. The Compensation Committee may make such awards, at its discretion, and within the NYSE rules.

We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. FASB ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

Compensation Risks

The Compensation Committee has conducted a risk assessment of our compensation policies and practices, and believes that the mix and design of our compensation program do not encourage management or employees to assume excessive risks. All aspects of our compensation programs, including the compensation components, incentive structure, and benefits, have been reviewed in terms of the long-term best interests of stockholders. The value of short-term incentives is counterbalanced by long-term incentives and stock ownership guidelines, which the Compensation Committee believes reward sustained performance that is aligned with stockholder interests. In addition, the Compensation Committee believes that our executive pay practices provide adequate financial security and incentives for executive officers to achieve the optimal short-term and long-term objectives of the Company. The Compensation Committee has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

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Compensation Committee Report On Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee
Deborah M. Derby – Chair
Guillermo Marmol
Timothy J. Theriault

The Compensation Committee Report on Executive Compensation set forth in this proxy statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference.

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Executive Compensation

The following table sets forth the compensation earned by our NEOs for all services rendered to us in all capacities in the fiscal years ended December 29, 2018, December 30, 2017, and December 31, 2016, as applicable.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(4)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation (MIP) ($)(3)	All Other Compensation ($)(5)	Total ($)
Sharon Leite	2018	215,385	425,000	999,999	—	249,760	82	1,890,226
Chief Executive Officer
Colin Watts	2018	402,769	—	1,039,996	—	467,051	18,429	1,928,245
Former Chief Executive Officer	2017	864,615	—	1,949,996	—	309,100	27,083	3,150,794
	2016	780,769	—	1,349,989	450,139	140,538	10,930	2,732,365
Brenda Galgano	2018	241,654		249,998	—	—	10,737	502,389
Executive Vice President and Chief Financial Officer	2017	512,115	—	487,470	—	91,541	10,930	1,102,056
	2016	496,942	—	324,175	108,093	44,725	10,930	984,865
Bill Wafford	2018	500,000	—	309,987	—	275,963	4,561	1,090,511
Former Executive Vice President and Chief Financial Officer
David M. Kastin	2018	385,000	—	159,997	—	200,901	10,930	756,828
Senior Vice President, General Counsel and Corporate Secretary	2017	380,692	—	299,984	—	61,244	10,930	752,850
	2016	355,654	—	199,474	66,521	28,808	5,273	655,730
David Mock	2018	463,462	500,000	500,000	250,000	268,715	110	1,982,287
Executive Vice President, Chief Merchandising and Marketing Officer
Alexander Smith	2018	425,000	—	312,486	—	—	—	737,486
Former Executive Chairman
Stacy L. Renfro	2018	51,923	477,532	99,995	—	—	28	629,478
Chief Customer and Digital Experience Officer
(1)	Salary reported includes only compensation actually earned in the reported fiscal years, not base salary. Base salaries for our NEOs for the fiscal year ended December 29, 2018 were: Mr. Watts ($880,000), Ms. Leite ($700,000), Ms. Galgano ($515,000), Mr. Wafford ($500,000), Mr. Kastin ($385,000), Mr. Mock ($500,000), Mr. Smith ($425,000), and Ms. Renfro ($450,000).

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(2)	Stock Award and Option amounts were calculated in accordance with FASB ASC Topic 718. The values for the Performance Stock Units in the table assume 100% of the target performance goals will be achieved. If we assumed the maximum 150% of the target performance goals that could be achieved, the value of the Performance Stock Units granted to our NEOs would be as reported in the below chart. The amounts may not correspond to the actual value that may be realized by such persons with respect to these awards:

Year	Watts	Leite	Galgano	Wafford	Mock	Kastin
2016	1,349,990	—	324,176	—	—	199,490
2017	1,462,497	—	365,603	—	—	224,988
2018	1,169,993	1,499,999	225,000	278,994	375,000	143,999
(3)	These amounts reflect bonuses earned under the MIP during the applicable year, which are typically paid in the year following the applicable performance year.
(4)	These amounts reflect special one-time cash signing bonuses paid to the identified NEOs upon commencement of their employment.
(5)	The amounts reflected in the All Other Compensation column for fiscal year ended December 29, 2018 represent the following:

		Mr. Watts ($)	Ms. Leite ($)	Ms. Galgano ($)	Mr. Wafford ($)	Ms. Renfro ($)	Mr. Kastin ($)	Mr. Mock ($)	Mr. Smith ($)
Car Allowance	2018	7,692	—	—	—	—	—	—	—
Life Insurance Premiums	2018	137	82	137	330	28	330	110
401 (k) Company Contributions	2018	10,600	—	10,600	4,231	—	10,600	—
TOTALS	2018	18,429	82	10,737	4,561	28	10,930	110

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Grants of Plan-Based Awards

The following table shows plan-based awards granted in fiscal 2018 to our NEOs:

			Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: Number of shares of	All other option awards: Number of securities	Exercise or base price of	Grant date fair value of stock and
Name	Grant Date	Type of Equity	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	stock or units (#)(8)	underlying options (#)	option awards ($/Sh)	option awards ($)(3)
Colin Watts			$197,357	$402,769	$774,050	—	—	—	—	—	—	—
	1/16/2018	Restricted Stock Awards	—	—	—	55,913	55,913	55,913	—	—	—	259,995
	1/16/2018	Performance Share Units	—	—	—	20,968	167,741	251,612	—	—	—	779,996
Sharon Leite			$105,538	$215,385	$413,930	—	—	—	—	—	—	—
	8/27/2018	Performance Share Units	—	—	—	—	—	—	73,260	—	—	999,999
Brenda Galgano(5)			—	—	—	—	—	—	—	—	—	—
	1/16/2018	Restricted Stock Awards	—	—	—	21,505	21,505	21,505	—	—	—	99,998
	1/16/2018	Performance Share Units	—	—	—	4,032	32,258	48,387	—	—	—	150,000
Bill Wafford(7)			$116,611	$237,981	$457,356				—	—	—
	1/16/2018	Restricted Stock Awards	—	—	—	22,365	22,365	22,365	—	—	—	103,997
	6/8/2018	Restricted Stock Awards	—	—	—	2,836	2,836	2,836	—	—	—	19,994
	1/16/2018	Performance Share Units	—	—	—	4,194	33,548	50,322	—	—	—	155,998
	6/8/2018	Performance Share Units	—	—	—	532	4,255	6,383	—	—	—	29,998
David Mock			$113,548	$231,730	$445,345	—	—	—	—	—	—	—
	7/30/2018	Restricted Stock Units	—	—	—	—	—	—	31,250	—	—	250,000
	7/30/2018	Performance Share Units	—	—	—	—	—	—	31,250	—	—	250,000
	1/16/2018	Stock Options	—	—	—	141,777	141,777	141,777	—	—	$4.65	250,000
David Kastin			$84,892	$173,250	$332,955				—	—	—
	1/16/2018	Restricted Stock Awards	—	—	—	13,763	13,763	13,763	—	—	—	63,998
	1/16/2018	Performance Share Units	—	—	—	2,581	20,645	30,968	—	—	—	95,999
Alexander Smith(4), (6)			—	—	—	—	—	—	—	—	—	—
	7/2/2018	Restricted Stock Units	—	—	—	47,445	47,445	47,445	—	—	—	324,998
	9/1/2018	Restricted Stock Units	—	—	—	11,764	11,764	11,764	—	—	—	149,991
Stacy L. Renfro(6)			—	—	—	—	—	—	—	—	—	—
	11/9/2018	Restricted Stock Awards	—	—	—	14,836	14,836	14,836	—	—	—	99,995
(1)	These amounts reflect threshold, target, and maximum amounts for MIP awards for the 2018 fiscal year performance period. See the Non-Equity Incentive Compensation Plan column of the Summary Compensation Table for actual amounts received by the officers in connection with MIP awards for 2018. See the section of the CD&A entitled Annual Cash Incentive – Management Incentive Plan for further information regarding MIP awards for 2018.

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(2)	These amounts reflect threshold, target, and maximum equity awards for the 2018 fiscal year PSUs granted under the Vitamin Shoppe 2009 Equity Incentive Plan and the Vitamin Shoppe 2018 Long-Term Incentive Plan. See the Stock Awards column of the Summary Compensation for amounts received by officers in connection with LTIP awards for 2018. In addition, see section of the CD&A entitled Annual Bonus – Long-Term Incentive Compensation for further information regarding equity awards for 2018.
(3)	These amounts reflect the FASB ASC Topic 718 grant date fair values of equity awards granted in 2018 under the Vitamin Shoppe 2009 Equity Incentive Plan and the Vitamin Shoppe 2018 Long-Term Incentive Plan.
(4)	In connection with Mr. Smith’s transition from Executive Chairman to Non-Executive Chairman, 23,723 RSUs with a grant date fair value of $162,503 were forfeited.
(5)	Ms. Galgano was not eligible for a MIP award in fiscal 2018 as a result of her resignation on June 5, 2018.
(6)	Mr. Smith and Ms. Renfro did not participate in the MIP in fiscal 2018.
(7)	Upon Mr. Wafford’s departure from the Company on April 5, 2019, all of his unvested equity was forfeited.
(8)	New hire grants for Ms. Leite and Mr. Mock in reliance on the employment inducement exemption under NYSE 303A.08. At threshold performance, Ms. Leite would receive 9,158 units and Mr. Mock would receive 3,906 units. At maximum performance, Ms. Leite would receive 109,890 units and Mr. Mock would receive 46,875 units.

Outstanding Equity Awards at Fiscal Year-End

The table below describes the outstanding equity awards held by our NEOs as of December 29, 2018. The stock options reflected in the table below have a maximum term of 10 years. Vested stock options under our Amended and Restated 2006 Stock Option Plan, our Amended and Restated 2009 Equity Incentive Plan and our 2018 Long-Term Incentive Plan generally remain exercisable for 30 days and 90 days, respectively, from the date of termination of employment without cause.

	Option Awards						Other Stock Awards
Name	Option Grant Date		Number of Shares Underlying Unexercised Options Exercisable (#)	Number of Shares Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date		Number of Shares of Stock Not Yet Vested (#)	Market Value of Shares or Units of Stock Not Yet Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Rights That Have Not Vested (#)	Equity Incentive Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Colin Watts	—		—	—	—	—	—		—	—	—	—
Sharon Leite	—		—	—	—	—	8/27/2018	(1)	—	—	73,260	340,659
Brenda Galgano	—		—	—	—	—	—		—	—	—	—
Bill Wafford	—		—	—	—	—	8/11/2017	(2)	60,483	281,246	—	—
	—		—	—	—	—	1/16/2018	(3)	22,365	103,997	—	—
	—		—	—	—	—	1/16/2018	(4)	—	—	33,548	155,998
	—		—	—	—	—	6/8/2018	(5)	2,836	13,187	—	—
	—		—	—	—	—	6/8/2018	(6)	—	—	4,255	19,786
David Mock	1/16/2018	(7)	—	141,777	4.65	1/16/2028	—		—	—	—	—
	—		—	—	—	—	7/30/2018	(8)	—	—	31,250	145,313
	—		—	—	—	—	7/30/2018	(9)	—	—	31,250	145,313
David Kastin	3/8/2016	(10)	5,341	2,671	30.26	3/8/2026	—		—	—	—	—
	—		—	—	—	—	3/8/2016	(11)	1,099	5,110	—	—
	—		—	—	—	—	3/8/2016	(12)	—	—	4,395	20,437
	—		—	—	—	—	3/10/2017	(13)	7,853	36,516	—	—
	—		—	—	—	—	3/10/2017	(14)	—	—	7,853	36,516
	—		—	—	—	—	1/16/2018	(15)	13,763	63,998	—	—
	—		—	—	—	—	1/16/2018	(16)	—	—	20,645	95,999
Alexander Smith	—		—	—	—	—	9/1/2018	(17)	—	—	8,824	41,032
Stacy L. Renfro	—		—	—	—	—	11/9/2018	(18)	14,836	68,987	—	—
(1)	New Hire Grant (Performance Share Units) in reliance on the employment inducement exemption under NYSE 303A.08. Vests at the end of 3-year performance period (2019-2021). 50% vests based on the Company’s achievement of revenue targets and 50% vests based on the Company’s achievement of adjusted EBITDA targets over the performance period.
(2)	New Hire Grant (Time-Vesting Restricted Stock) under the Vitamin Shoppe 2009 Equity Incentive Plan. Vests 50% on 8/11/2019, 25% on 8/11/2020 and 25% on 8/11/2021.
(3)	Annual Grant (Time-Vesting Restricted Stock) under the Company’s Amended and Restated 2009 Equity Incentive Plan. 50% vests on 1/16/2020 and 50% vests on 1/16/2021.
(4)	Annual Grant (Performance Share Units) under the Company’s Amended and Restated 2009 Equity Incentive Plan. Vests at the end of 3-year performance period (2018-2020) based on the Company’s achievement of certain adjusted operating income and ROIC performance objectives.

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(5)	Promotion Grant (Time-Vesting Restricted Stock) under the Company’s Amended and Restated 2009 Equity Incentive Plan. 50% vests on 6/8/2020 and 50% vests on 6/8/2021.
(6)	Promotion Grant (Performance Share Units) under the Company’s Amended and Restated 2009 Equity Incentive Plan. Vests at the end of 3-year performance period (2018-2020) based on the Company’s achievement of certain adjusted operating income and ROIC performance objectives.
(7)	Granted under the Company’s Amended and Restated 2009 Equity Incentive Plan. One-third vests on each of 1/16/2019, 1/16/2020 and 1/16/2021, subject to the Company’s achievement of predetermined 20-day consecutive average closing prices prior to the applicable vesting dates; provided, that in the event that any portion of the award does not vest on the applicable vesting date, such unvested portion of the award shall remain eligible to vest on a subsequent vesting date if the applicable 20-day consecutive average closing price is achieved prior to such subsequent vesting date.
(8)	New Hire Grant (Performance Share Units) in reliance on the employment inducement exemption under NYSE 303A.08. Vests at the end of 3-year performance period (2018-2020) based on the Company’s achievement of certain adjusted operating income and ROIC performance objectives.
(9)	New Hire Grant (Time-Vesting Restricted Stock Units) in reliance on the employment inducement exemption under NYSE 303A.08. Vests 50% on 7/30/2020 and 50% on 7/30/2021.
(10)	Annual Grant (Time-Vesting Stock Option) under the Company’s Amended and Restated 2009 Equity Incentive Plan. 33% vested on 3/8/2017, 33% vested on 3/8/2018 and 34% vested on 3/8/2019.
(11)	Annual Grant (Time-Vesting Restricted Stock) under the Company’s Amended and Restated 2009 Equity Incentive Plan. 50% vested on 3/8/2018 and 50% vested on 3/8/2019.
(12)	Annual Grant (Performance Share Units) under the Company’s Amended and Restated 2009 Equity Incentive Plan. Vests at the end of 3-year performance period (2015-2018) based on the Company’s achievement of certain adjusted operating income and ROIC performance objectives.
(13)	Annual Grant (Time-Vesting Restricted Stock) under the Company’s Amended and Restated 2009 Equity Incentive Plan. 50% vested on 3/10/2019 and 50% vests on 3/10/2020.
(14)	Annual Grant (Performance Share Units) under the Company’s Amended and Restated 2009 Equity Incentive Plan. Vests at the end of 3-year performance period (2017-2019) based on the Company’s achievement of certain adjusted operating income and ROIC performance objectives.
(15)	Annual Grant (Time-Vesting Restricted Stock) under the Company’s Amended and Restated 2009 Equity Incentive Plan. 50% vests on 1/16/2020 and 50% vests on 1/16/2021.
(16)	Annual Grant (Performance Share Units) under the Company’s Amended and Restated 2009 Equity Incentive Plan. Vests at the end of 3-year performance period (2018-2020) based on the Company’s achievement of certain adjusted operating income and ROIC performance objectives.
(17)	Annual Grant (Time-Vesting Restricted Stock Units) under the Company’s 2018 Long-Term Incentive Plan. Vests in twelve (12) equal monthly installments beginning on October 1, 2018.
(18)	New Hire Grant (Time-Vesting Restricted Stock) under the Company’s 2018 Long-Term Incentive Plan. 50% vests on 11/9/2020 and 50% vests on 11/9/2021.

Option Exercises and Stock Vested

Our NEOs exercised no stock options during fiscal 2018, and 113,569 shares of restricted stock and restricted stock units vested during fiscal 2018. The following table provides information concerning aggregate exercises of stock options and vesting of stock awards during fiscal 2018 for each of our NEOs.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized
	Acquired on Exercise	Exercise	Acquired on Vesting	on Vesting
	(#)	($)	(#)	($)
Sharon Leite	—	—	—	—
Colin Watts	—	—	13,540	56,696
Bill Wafford	—	—	60,483	266,125
Brenda Galgano	—	—	3,860	16,079
David Mock	—	—	—	—
David Kastin	—	—	4,612	49,525
Alexander Smith	—	—	31,074	237,888
Stacy L. Renfro	—	—	—	—

Nonqualified Deferred Compensation

We do not have a deferred compensation program for our employees, officers or directors.

Pension Benefits

We do not have a pension program for our employees, officers or directors.

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Employment Agreements

As of December 29, 2018, Ms. Leite was employed with us and our subsidiary, Vitamin Shoppe Industries Inc. pursuant to a written employment agreement and Messrs. Wafford, Mock and Kastin and Ms. Renfro were employed pursuant to offer letters. Ms. Leite’s employment agreement and the offer letters for Mr. Wafford, Mr. Mock, Mr. Kastin and Ms. Renfro are described below. In addition, until their separation from the Company during Fiscal Year 2018, Mr. Watts and Ms. Galgano were employed pursuant to offer letters described below.

Sharon Leite

Ms. Leite became our Chief Executive Officer on August 27, 2018. Ms. Leite’s employment agreement, dated July 17, 2018, provided that Ms. Leite would serve as the Chief Executive Officer and her annual base salary would be $700,000. The agreement provided a sign-on bonus of $425,000 and an annual target bonus of 100% of her then current base salary, pro-rated for fiscal 2018, based upon the Company’s satisfaction of operating objectives specified by the Board each year at its sole discretion. The agreement provided that Ms. Leite would be eligible for relocation benefits subject to the Company’s relocation policy.

If we terminate Ms. Leite’s employment “without cause,” or upon or within two years following a “change in control,” or Ms. Leite terminates her employment due to an “adverse change in status,” as defined under our Executive Severance Pay Policy, then she is entitled to payments under the Executive Severance Pay Policy, with certain variations as described below.

Colin Watts

Mr. Watts became our Chief Executive Officer on April 6, 2015. Mr. Watts’ employment agreement, dated March 3, 2015, provided that Mr. Watts would serve as the Chief Executive Officer and his annual base salary would be $700,000. The agreement provided a sign-on bonus of $500,000 and an annual target bonus of 100% of his then current base salary, based upon the Company’s satisfaction of operating objectives specified by the Board each year at its sole discretion, and individual members of management’s satisfaction of certain individual operating objectives based upon their area of responsibility as specified by the Board in its sole discretion.

In connection with Mr. Watts’ separation, the Company entered into a transition agreement with him, dated February 28, 2018 (“Watts Transition Agreement”), which entitled him to separation payments, including (i) two years’ base salary paid according to the Company’s normal payroll schedule, (ii) his unpaid annual bonus for fiscal 2017 on or before March 9, 2018, (iii) subject to his timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), continued participation in all life, health, disability, and similar insurance plans and programs of the Company for up to 12 months post-termination, (iv) a pro-rata portion of his annual cash bonus for fiscal 2018, paid on or before March 15, 2019 and (v) in the event Mr. Watts made a timely election under COBRA, reimbursement for the amount of his COBRA premium that is in excess over the rate paid by similarly situated employees for non-COBRA coverage.

Bill Wafford

Mr. Wafford became our Chief Financial Officer on June 6, 2018. Prior to that, Mr. Wafford served as our Senior Vice President, Business Development and Strategy from July 31, 2017. The terms of Mr. Wafford’s employment are governed by his offer letter, dated June 27, 2017, and his promotion letter, dated June 5, 2018. The offer letter provided that Mr. Wafford would serve as Chief Financial Officer and his annual base salary would be $500,000. The offer letters provided a sign-on bonus of $230,000 and an annual target bonus of 50% of his then current base salary, based upon the Company’s satisfaction of operating objectives specified by the Board each year at its sole discretion.

Mr. Wafford resigned effective April 5, 2019. Pursuant to the offer letter, Mr. Wafford must repay the Company a portion of the sign-on bonus and relocation benefits in the amount of $110,570.

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Brenda Galgano

Ms. Galgano’s offer letter, originally dated March 29, 2012, as amended March 27, 2015, provided that Ms. Galgano would serve as our Executive Vice President, Chief Financial Officer, and her annual base salary would be $470,000. The agreement sets forth a term ending March 31, 2016 (prior to amendment in 2015, the term of the employment agreement was to end March 31, 2015). Upon expiration of Ms. Galgano’s employment agreement on March 31, 2016, we entered into a letter agreement pursuant to which the Company would continue to provide her with substantially similar benefits and compensation, provided that her termination rights will be governed by the Executive Severance Pay Policy, unless she was terminated due to death or disability.

On May 17, 2018, Ms. Galgano resigned from her position with the Company, effective June 5, 2018, and she continued to serve the Company as a consultant until September 7, 2018. Ms. Galgano’s resignation did not involve any disagreement with the Company with regards to its operations, policies or practices. Ms. Galgano did not receive separation pay in connection with her resignation.

David Mock

Mr. Mock became our Executive Vice President, Chief Merchandising and Marketing Officer on July 30, 2018. Prior to that, Mr. Mock served as a consultant to the Company since January 2018. Mr. Mock’s offer letter, dated January 12, 2018, provided that Mr. Mock would serve as Executive Vice President, Chief Merchandising and Marketing Officer and his annual base salary would be $500,000. The offer letter provided a sign-on bonus of $500,000 and an annual target bonus of 50% of his then current base salary, based upon the Company’s satisfaction of operating objectives specified by the Board each year at its sole discretion.

The offer letter also provided that Mr. Mock’s sign-on bonus is subject to partial repayment should his employment be terminated prior to July, 12, 2020 as a result of his resignation or termination by the Company for cause.

If we terminate Mr. Mock’s employment “without cause,” or upon or within two years following a “change in control,” or Mr. Mock terminates his employment due to an “adverse change in status,” as defined under our Executive Severance Pay Policy, then he is entitled to payments under the Executive Severance Pay Policy, as described below.

David M. Kastin

Mr. Kastin became our Senior Vice President, General Counsel and Corporate Secretary on August 17, 2015. Mr. Kastin’s offer letter, dated July 14, 2015, provided that Mr. Kastin would serve as Senior Vice President, General Counsel and Corporate Secretary and his annual base salary would be $350,000. The offer letter provided a sign-on bonus of $50,000 and an annual target bonus of 45% of his then current base salary, based upon the Company’s satisfaction of operating objectives specified by the Board each year at its sole discretion.

If we terminate Mr. Kastin’s employment “without cause,” or upon or within two years following a “change in control,” or Mr. Kastin terminates his employment due to an “adverse change in status,” as defined under our Executive Severance Pay Policy, then he is entitled to payments under the Executive Severance Pay Policy, as described below.

Stacy L. Renfro

Ms. Renfro became our Executive Vice President, Chief Customer and Digital Experience Officer on November 5, 2018. Ms. Renfro’s offer letter, dated October 12, 2018, provides for an annual base salary of $450,000, the right to participate in the MIP with a target bonus opportunity of 50% of her eligible earnings, a $65,000 sign-on bonus, repayment of any amount of the retention award Ms. Renfro received from her prior employer and was subsequently required to repay when she resigned (including a corresponding tax gross-up), and relocation benefits. If Ms. Renfro’s employment with the Company is terminated due to her resignation or by the Company for cause within 12 months after she commences employment, then she is required to repay the entire amount of the foregoing sign-on bonus, retention bonus make-whole payment, and relocation benefits, and if her employment is terminated in such a manner within 24 months after she commences employment then she is required to repay one-half of such amount.

If we terminate Ms. Renfro’s employment “without cause,” or upon or within two years following a “change in control,” or Ms. Renfro terminates her employment due to an “adverse change in status,” as defined under our Executive Severance Pay Policy, then she is entitled to payments under the Executive Severance Pay Policy, as described below.

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Potential Payments Upon Termination or Change in Control

Except as described herein, our NEOs are generally entitled to severance and change in control protection under our Executive Severance Pay Policy, which provides severance if a change in control occurs and a Named Executive Officer’s employment is terminated within 24 months thereafter, either by the Company without “cause” or by the executive due to “an adverse change in status,” both as defined in the Executive Severance Pay Policy. This “double trigger” benefit generally consists of (i) a cash severance benefit of two times the NEO’s base salary plus two times the NEO’s target annual cash incentive and (ii) continued benefits for a two-year period. In addition, each of our NEOs is entitled to receive a pro rata target bonus for the year of termination of employment if the Company’s performance for the year equals or exceeds its business plan, based on the number of full months employed. Our NEOs are also entitled to certain outplacement services for a one-year period following termination.

Severance is also payable under our Executive Severance Pay Policy to our NEOs in the event of a termination without cause prior to a change in control. This severance generally consists of either (i) a cash severance benefit in an amount equal to 26 weeks of the executive’s annual base salary if the termination occurs within the first year of employment (excluding Ms. Leite, who would receive no less than 52 weeks in the event of such termination pursuant to her employment agreement), or (ii) a cash severance benefit in an amount equal to 52 weeks of the executive’s annual base salary if the termination occurs after the first year of employment. In addition, if the Named Executive Officer is terminated after June 30th in any year (excluding Ms. Leite, who would receive a bonus based on Company performance even if the termination occurs prior to June 30th of any year), he or she will receive a bonus based on Company performance, if and to the extent earned that fiscal year under any bonus plan of the Company, prorated to the date of termination.

If any payment under our Executive Severance Pay Policy would cause a participant to become subject to the excise tax imposed under Section 4999 of the Code, then such participant’s payments and benefits will be reduced to the amount that would not cause the participant to be subject to the excise tax, but only if such a reduction would put the participant in a better after tax position than if the participant were to pay the excise tax. No tax gross ups are provided under our Executive Severance Pay Policy or under any other Company plan.

Payment of severance benefits under the Executive Severance Pay Policy requires acceptance of, and adherence to, restrictive covenants protective of our interests, including (unless the participant is otherwise bound by separate restrictive covenant agreements with us) non-compete and non-solicitation obligations lasting for 12 months following the termination of the participant (or 24 months in the event the termination occurs within two years after a change in control), and a perpetual confidentiality provision as well as the execution of a release of claims against the Company.

In connection with Mr. Watts resignation from the Company, and following his execution of a general release in favor of the Company, the Watts Transition Agreement entitled Mr. Watts to (i) two years’ base salary paid according to the Company’s normal payroll schedule, (ii) his unpaid annual bonus for fiscal 2017, (iii) subject to his timely election of continuation coverage under COBRA, continued participation in all life, health, disability, and similar insurance plans and programs of the Company for up to 12 months, (iv) a pro-rata portion of his annual cash bonus for fiscal 2018, paid on or before March 15, 2019 and (v) in the event Mr. Watts made a timely election under COBRA, reimbursement for the amount of his COBRA premium that is in excess over the rate paid by similarly situated employees for non-COBRA coverage.

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The following table summarizes potential payments upon the termination of each of our NEOs or in the event of a change in control of the Company on December 29, 2018, the end of our most recent fiscal year.

Name	Benefit	Qualifying Termination before Change in Control	Qualifying Termination within 24 months after Change in Control	Termination for Cause	Voluntary Termination	Death	Disability	Retirement(7)
Sharon Leite	Stock Awards(1)	—	340,659	—	—	340,659	340,659	—
	Severance Pay(2)	700,000	2,800,000	—	—	—	—	—
	Plan Benefits(3)	—	18,771	—	—	—	—	—
	Pro-rata Bonus(4)	249,760	249,760	—	—	—	—	—
	Executive Outplacement(5)	—	1,500	—	—	—	—	—
	TOTAL	949,760	3,410,690	—	—	340,659	340,659	—
Colin Watts	Stock Awards(1)	—	—	—	—	—	—	—
	Severance Pay(2)	1,760,000	—	—	—	—	—	—
	Plan Benefits(3)	18,771	—	—	—	—	—	—
	Pro-rata Bonus(4)	467,051	—	—	—	—	—	—
	Executive Outplacement(5)	—	—	—	—	—	—	—
	TOTAL	2,245,822	—	—	—	—	—	—
Bill Wafford	Stock Awards(1)	—	574,214	—	—	574,214	574,214	—
	Severance Pay(2)	500,000	1,500,000	—	—	—	—	—
	Plan Benefits(3)	—	18,771	—	—	—	—	—
	Pro-rata Bonus(4)	275,963	275,963	—	—	—	—	—
	Executive Outplacement(5)	—	1,500	—	—	—	—	—
	TOTAL	775,963	2,370,448	—	—	574,214	574,214	—
Brenda Galgano	Stock Awards(1)	—	—	—	—	—	—	—
	Severance Pay(2)	—	—	—	—	—	—	—
	Plan Benefits(3)	—	—	—	—	—	—	—
	Pro-rata Bonus(4)	—	—	—	—	298,597	298,597	—
	Executive Outplacement(5)	—	—	—	—	—	—	—
	TOTAL	—	—	—	—	298,597	298,597	—
David Mock	Stock Awards(1)	—	290,626	—	—	290,626	290,626	—
	Severance Pay(2)	250,000	1,500,000	—	—
	Plan Benefits(3)	—	18,771	—	—	—	—	—
	Pro-rata Bonus(4)	268,715	268,715	—	—	—	—	—
	Executive Outplacement(5)	—	1,500	—	—	—	—	—
	TOTAL	518,715	2,079,612	—	—	290,626	290,626	—
David Kastin	Stock Awards(1)	—	258,576	—	—	258,576	258,576	—
	Severance Pay(2)	385,000	1,116,500	—	—	—	—	—
	Plan Benefits(3)	—	18,771	—	—	—	—	—
	Pro-rata Bonus(4)	200,901	200,901	—	—	—	—	—
	Executive Outplacement(5)	—	1,500	—	—	—	—	—
	TOTAL	585,901	1,596,248	—	—	258,576	258,576	—

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Name	Benefit	Qualifying Termination before Change in Control	Qualifying Termination within 24 months after Change in Control	Termination for Cause	Voluntary Termination	Death	Disability	Retirement(7)
Alexander Smith(6)	—	—	—	—	—	—	—	—
Stacey Renfro	Stock Awards(1)	—	68,987	—	—	68,987	68,987	—
	Severance Pay(2)	225,000	900,000	—	—	—	—	—
	Plan Benefits(3)	—	18,771	—	—	—	—	—
	Pro-rata Bonus(4)	—	—	—	—	—	—	—
	Executive Outplacement(5)	—	1,500	—	—	—	—	—
	TOTAL	225,000	989,258	—	—	68,987	68,987	—
(1)	In the event of a termination for cause or in the event of a voluntary termination, stock awards will cease to vest. In addition, all options (including vested options) will be forfeited immediately. In the event of termination other than for cause or due to death or disability, the right to exercise any then exercisable portion of the stock options shall terminate ninety (90) days after the date of termination, but in no event after the tenth anniversary of the grant date. In the event of termination due to death or disability, the right to exercise the stock options shall terminate on the one (1) year anniversary of the date of termination, but in no event after the tenth anniversary of the grant date. In the event of termination due to retirement, the right to exercise the stock options, to the extent exercisable immediate prior to such termination or as to when the stock option becomes exercisable following any such termination, shall expire three years after the date of termination, but in no event after the tenth anniversary of the grant date. In the event of a termination without cause or for good reason, in each case, within two years of a change in control or in the event of a termination due to death or disability, in each case, all Stock Options and Time Vesting Restricted Stock awards would become fully vested. In addition, Performance Share Units would be converted into common stock which would also become fully vested. The amounts assume all Performance Share Units were converted to common stock at 100% and reflect the value of all unvested stock awards as of December 29, 2018.
(2)	Per the severance terms of each executive’s employment agreement and the terms of our Executive Severance Pay Policy, in each case as in effect December 29, 2018, the “Qualifying Termination Before Change in Control” column reflects one year of annual base salary (except for with respect to Mr. Mock and Ms. Renfro, both of whom were eligible for 26 weeks of severance based on their tenure with the Company as of December 29, 2018) and the “Qualifying Termination within 24 Months after Change in Control” column reflects: two times the sum of the executive’s base salary plus the executive’s target bonus; (except with respect to Ms. Renfro, who had no target bonus for fiscal 2018 and therefore the column reflects only 24 months of her base salary).
(3)	If the Named Executive Officer elects COBRA coverage, we will pay the same amount for each applicable sub-category of coverage as we paid for such sub-category for the Named Executive Officer before the executive’s termination for the duration of the executive’s severance pay stated above in footnote (2). Our payment obligations include the payment of dependent coverage if the Named Executive Officer maintained dependent coverage before termination.
(4)	NEOs are entitled to pro rata bonus payments under their respective employment agreements or our Executive Severance Pay Policy, in each case as in effect December 29, 2018.
(5)	Under our Executive Severance Pay Policy, our NEOs may be eligible to receive reasonable, executive-level outplacement services for a period of up to one year in the event of termination without cause or for good reason after a change in control. The cost to the Company for such outplacement services is expected to vary depending on the facts and circumstances of the termination.
(6)	Mr. Smith was not eligible for benefits pursuant to the Executive Severance Pay Policy during his tenure as Executive Chairman.
(7)	“Retirement” is defined in the applicable agreements to include an executive being at least 62 years old. None of our NEOs was 62 as of December 29, 2018 and therefore none was eligible for retirement.

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CEO to Median Employee Pay Ratio

Under Section 953(b) of the Dodd Frank Wall Street Reform and Consumer Protection Act and Item 4002(u) of Regulation S-K, the Company is required to provide the ratio of the annual total compensation of our CEO to the total annual compensation of the median employee of the Company.

For 2018, our last completed fiscal year:

the median employee total annual compensation was estimated to be $21,528.30 for purposes of calculating the CEO Pay Ratio, we adjusted the amount reported in “Total” column of the 2018 Summary Compensation Table by annualizing Ms. Leite’s base salary, MIP and the amount of “all other compensation,” which consists of company-paid life insurance premiums and 401k contributions, to account for the fact that she commenced employment with us on August 27, 2018, resulting in an adjusted total amount of $2,947,649

Ratio of CEO to Median Employee Compensation:	137:1

We selected December 1, 2018 as the measurement date for determining the median employee. As of the measurement date, our employee population consisted of approximately 5,071 individuals, which included our full-time and part-time employees, excluding our CEO. To identify the “median employee,” we examined the amount of taxable wages of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 as of December 1, 2018. After identifying the median employee, we calculated the annual total compensation for such employee in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $21,528.30.

The Pay Ratio Disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, estimates, and assumption, the Pay Ratio Disclosure may not be comparable to the pay ratio reported by other companies.

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Principal Accountant Fees and Services

Pre-Approval of Services

The Audit Committee annually engages our independent registered public accounting firm and pre-approves, for the following fiscal year, their services related to the annual audit and interim quarterly reviews of our financial statements and all reasonably-related assurance services. All non-audit services are considered for pre-approval by the Audit Committee as our management requests.

The Audit Committee may delegate to one or more designated members of the Audit Committee who are independent, as defined by SEC rules, the authority to grant pre-approvals, provided those pre-approvals are presented to the Audit Committee at a subsequent meeting.

Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding our engagement of the independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and those policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to our management.

Pre-approval of a non-audit service to be performed by our independent registered public accounting firm shall be disclosed to investors in periodic reports required by Section 13(a) of the Exchange Act.

Audit Fees

Our principal independent registered public accounting firm during the fiscal year ended December 29, 2018 was Deloitte & Touche LLP. Our Audit Committee approved in advance all Deloitte & Touche LLP services. The aggregate fees billed by Deloitte & Touche LLP during the fiscal years 2018 and 2017 are described in the table below:

	2018	2017
Fee Type	($)	($)
Audit fees(1)	890,000	1,065,000
Audit-related fees	—	—
Tax fees(2)	160,000	—
All other fees	—	—
TOTAL	1,050,000	1,065,000

(1)	Audit fees consist of audit work performed in connection with the annual financial statements, the reviews of unaudited quarterly financial statements, and work generally only the independent registered public accounting firm can reasonably provide, such as consents, comfort letters and review of documents filed with the SEC.
(2)	Includes fees for professional services related to the Tax Cuts and Jobs Act of 2017.

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Audit Committee Report

The Company’s Audit Committee acting with respect to the financial statements for the 2018 Fiscal Year (the “2018 Audit Committee”) is composed entirely of non-management directors. The members of the 2018 Audit Committee meet the independence and financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE and additional, heightened independence criteria applicable to members of the 2018 Audit Committee under SEC and NYSE rules. The Board of Directors has determined that David H. Edwab qualifies as an “audit committee financial expert” as defined by the SEC. In 2018, the 2018 Audit Committee held five meetings. The 2018 Audit Committee has adopted, and annually reviews, a charter, which describes the 2018 Audit Committee’s responsibilities and the practices it follows. The charter, which complies with all current regulatory requirements, can be viewed on the Company’s website on the Investor Relations page, http://vitaminshoppe.investorroom.com/.

The role of the 2018 Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the accounting and financial reporting processes of the Company, including its internal control over financial reporting. The 2018 Audit Committee also oversees (a) the integrity of our financial statements; (b) compliance with legal and regulatory requirements, and our ethical standards; (c) the performance of our independent registered public accounting firm and our internal auditors; (d) the qualifications and independence of the independent registered public accounting firm and our internal auditors; (e) the risk management process; and (f) procedures to receive, retain, and address complaints regarding accounting, internal controls, and auditing matters. In fulfilling its role, the 2018 Audit Committee relies on the work and assurances of the Company’s management, internal audit and the independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, the system of internal controls, including internal control over financial reporting, risk management, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for auditing the consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with accounting principles generally accepted in the United States, performing reviews of the unaudited quarterly financial statements and auditing and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

During fiscal year 2018, the 2018 Audit Committee met and held discussions with management, internal audit and the independent registered public accounting firm and independently as a committee. The 2018 Audit Committee discussed with the Company’s independent registered public accounting firm and internal audit the overall audit strategy, scope, timing and plans for their respective audits, the nature and extent of specialized skills used in their audits, periodic updates on the status of their respective audits, issues encountered in their audits, and the expected impact of new accounting guidance. In addition, the 2018 Audit Committee met with the independent registered public accounting firm and internal audit with and without management present to discuss the results of their examinations. The 2018 Audit Committee also reviewed with management and the independent registered public accounting firm significant accounting policies, managements’ judgments and significant estimates, and significant risks and exposures identified by management, the overall adequacy of the Company’s legal, regulatory and ethical compliance programs, including the Company’s Standards of Business Conduct and Code of Ethics for our Senior Financial Employees, and the Company’s information technology security programs. In addition, throughout the year, the 2018 Audit Committee Chair met one on one with the lead engagement partner to promote candid and thorough dialogue.

Management represented to the 2018 Audit Committee that the Company’s consolidated financial statements included in the Company’s 2018 Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for the fiscal year ended December 29, 2018, were prepared in accordance with accounting principles generally accepted in the United States and prior to their issuance the 2018 Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of the accounting principles, significant financial reporting risks, the reasonableness of significant accounting judgments and critical accounting policies and estimates, the clarity of disclosures in the financial statements, and the overall quality of the Company’s financial reporting. Prior to their issuance, the 2018 Audit Committee also reviewed and discussed the quarterly and annual earnings press releases, including the presentation of non-GAAP financial information, and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with management, the Company’s internal auditors and the independent registered public accounting firm. The 2018 Audit Committee also reviewed the Company’s policies and practices with respect to financial risk assessment, as well as its processes and practices with respect to enterprise risk assessment.

In addition, the 2018 Audit Committee reviewed and discussed with management and the independent registered public accounting firm their evaluation of the adequacy and effectiveness of the Company’s financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting, including the respective reports of management and the independent registered public accounting firm on the effectiveness of the Company’s internal control over financial reporting. The 2018 Audit Committee also discussed with our Chief Executive Officer and our Chief Financial Officer their respective certifications with respect to the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for the

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fiscal year ended December 29, 2018. The 2018 Audit Committee discussed with the independent registered public accounting firm all matters required to be discussed under the standards of the Public Company Accounting Oversight Board (“PCAOB”), including those matters required to be discussed by Auditing Standard No. 16 Communication with Audit Committees and Rule 2-07 of Regulation S-X.

In addition, the 2018 Audit Committee has discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management, including the matters in the written disclosures required by applicable requirements of the PCAOB regarding the firm’s communications with the 2018 Audit Committee concerning independence. The 2018 Audit Committee pre-approved the audit and non-audit services provided by the independent registered public accounting firm and reviewed and approved the independent registered public accounting firm’s fees for services rendered for the year ended December 29, 2018. The Company considered with the independent registered public accounting firm whether the provision of non-audit services to the Company by them and the related fees was compatible with the auditor’s independence. The 2018 Audit Committee has concluded that the independent registered public accounting firm, Deloitte & Touche LLP, is independent from the Company and its management.

The 2018 Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm, Deloitte & Touche LLP. The 2018 Audit Committee evaluates the qualifications and historical and recent performance of the Company’s independent registered public accounting firm, including the lead engagement partner and the engagement team, each year and determines whether to reengage the current independent registered public accounting firm or consider other audit firms. In doing so, the 2018 Audit Committee considers the quality and efficiency of the services provided by the auditors, including input from management and how effectively Deloitte & Touche LLP demonstrated its independent judgment, objectivity, and professional skepticism, and the auditors’ resources, capabilities, technical expertise and knowledge of the Company’s operations, personnel, culture, accounting policies and practices, and internal control over financial reporting. The 2018 Audit Committee also considers the quality and candor of communications and the working relationship with the 2018 Audit Committee and our management and internal auditors, the ability of the auditors to remain independent, the auditors industry and sector specific experience, external data relating to audit quality and performance, including recent PCAOB reports on Deloitte & Touche LLP and its peer firms, the results of internal surveys of Deloitte & Touche LLP’s service and quality by our management and internal auditors, the appropriateness of fees charged for audit and non-audit services, the relative benefits, challenges, overall advisability and potential impact of selecting a different independent registered public accounting firm, and the length of time that Deloitte & Touche LLP has served in the role, including the benefits of having a longer tenure, and the controls and processes in place (such as mandatory rotation of key partners) that help Deloitte & Touche LLP to maintain its independence in the face of such tenure. Deloitte & Touche LLP has been the Company’s independent registered public accounting firm since 1997. Considered together, these factors enable the 2018 Audit Committee to evaluate whether the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and the retention of Deloitte & Touche LLP to perform other services will contribute to and enhance audit quality. Based on this evaluation, the 2018 Audit Committee decided that it was in the best interests of the Company and its stockholders to continue the retention of Deloitte & Touche LLP as our independent registered public accounting firm for the year ended December 29, 2018. Although the 2018 Audit Committee has the sole authority to appoint the independent registered public accounting firm, the 2018 Audit Committee will continue its practice of recommending that the Board ask our stockholders, at their annual meeting, to ratify the appointment of the independent registered public accounting firm.

The lead engagement partner from Deloitte & Touche LLP is required to be rotated every five years. The process for selection of a new lead engagement partner includes meetings between the candidates for that role and senior management and then with the Chair of the 2018 Audit Committee, as well as discussion with the full 2018 Audit Committee.

In reliance on the reviews and discussions referred to above, and the receipt of the unqualified opinions from Deloitte & Touche LLP dated February 26, 2019, with respect to the consolidated financial statements of the Company as of and for the year ended December 29, 2018, and with respect to the effectiveness of the Company’s internal control over financial reporting, the 2018 Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 29, 2018, for filing with the Securities and Exchange Commission.

2018 Audit Committee David H. Edwab – Chairman Mel Keating Tim Theriault Sing Wang

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Proposal Three Ratification of Independent Registered Public Accounting Firm

The Board, upon the recommendation of its Audit Committee, has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal year 2019.

Representatives of Deloitte & Touche LLP are expected to be present at the 2019 Annual Meeting and are expected to be available to respond to appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

We are asking our stockholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as our Audit Committee has recommended because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. If our stockholders fail to ratify the selection, we will consider that failure as a direction to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm, at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2019.

Certain Relationships and Related Person Transactions

Although the Board has not adopted a written policy or procedure for the review, approval and ratification of related person transactions, the Audit Committee charter requires the Audit Committee to review all relationships and transactions in which we and our employees, directors, officers and beneficial owners of more than 5% of our common stock or their immediate family members are participants to determine whether those persons have a direct or indirect material interest. Based on all the relevant facts and circumstances, the Audit Committee will decide whether the related-person transaction is appropriate and will approve only those transactions that are in our best interests.

We require our directors and executive officers to complete annually a directors’ and officers’ questionnaire that requires disclosure of any related-person transactions. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related person are disclosed in our periodic filings, as appropriate. In 2018, we did not participate in any transactions involving an amount in excess of $120,000 in which any related person (as defined in Instruction 1 to Item 404(a) of Regulation S-K) has or will have a direct or indirect material interest.

On March 9, 2018, Vintage Capital Management, LLC, Kahn Capital Management, LLC and Brian R. Kahn (together “Vintage Capital”) delivered a director nomination notice to nominate a slate of ten nominees for election as directors at the 2018 Annual Meeting in opposition to director nominees recommended by the Board.

On April 20, 2018, the Company entered into a cooperation agreement with Shah Capital Management, Inc., Shah Capital Opportunity Fund LP and Himanshu H. Shah (together “Shah Capital” and such agreement the “Shah Capital Agreement”) regarding, among other things, the membership and composition of the Board. On the same date, the Company also entered into a cooperation agreement with Vintage Capital (such agreement, the “Vintage Capital Agreement,” and together with the Shah Capital Agreement, the “Cooperation Agreements”) regarding, among other things, the membership and composition of the Board.

Pursuant to the Vintage Capital Agreement, Mr. Kahn irrevocably withdrew his director nomination notice for the 2018 Annual Meeting.

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Pursuant to the Cooperation Agreements, the Company appointed each of Himanshu H. Shah and Sing Wang and Melvin L. Keating to the Board, on April 24, 2018.

The Cooperation Agreements provide that the Board was required to be expanded by up to five members in order to appoint up to five new directors at the 2018 Annual Meeting and the 2019 Annual Meeting. Pursuant to the resignation of the Company’s chief executive officer, Colin Watts, the size of the Board was reduced by one member; however, upon the appointment of Sharon M. Leite as Chief Executive Officer in August, 2018, the Company increased the size of the Board by one member. Pursuant to the Cooperation Agreements, prior to the completion of the 2019 Annual Meeting, the size of the Board will be no more than 11 directors. Before the completion of the 2019 Annual Meeting, Shah Capital and Vintage Capital will have customary replacement rights with respect to the Cooperation Directors, and Shah Capital, Vintage Capital and the Company must mutually agree on any replacements for any Company Designee or Independent Designee.

Shah Capital’s right to designate or replace one of the Shah Designees expires at the time that Shah Capital’s aggregate net long position in the Company’s common stock is less than 10%. Shah Capital’s right to designate or replace the second Shah Designee expires at the time that Shah Capital’s aggregate net long position in the Company’s common stock is less than 5%. Vintage Capital’s right to designate or replace the Vintage Designee expires at the time that Vintage Capital’s aggregate net long position in the Company’s common stock is less than 5%. At any time Shah Capital or Vintage Capital lose the right to designate a director as set forth above, the applicable Cooperation Director will immediately resign from the Board and all of its committees upon the Board’s request.

During the Standstill Period, each of Shah Capital and Vintage Capital have agreed to abide by certain standstill provisions. The standstill provisions provide, among other things, that each of Shah Capital and Vintage Capital cannot: (1) solicit proxies of stockholders or participate in or assist any third party in any solicitation of proxies to vote any shares of the Company’s common stock; (2) join or form a group with respect to the Company’s common stock; (3) present any proposal for consideration at any stockholders’ meeting or propose any nominee for election to the Board; or (4) institute, solicit or join any litigation against the Company or its present or former directors, officers or employees (other than pursuant to customary exceptions, such as to enforce the applicable Cooperation Agreement).

Each of Shah Capital and Vintage Capital have agreed at the 2019 Annual Meeting to vote all shares the Company’s common stock beneficially owned by them in favor of the Company’s director nominees and otherwise in accordance with the Board’s recommendation for any other matter. Shah Capital has further agreed to vote in favor of the Company’s director nominees and otherwise in accordance with the Board’s recommendation for any other matter at any meeting of stockholders held during the Standstill Period. Vintage Capital has further agreed to vote in favor of the Company’s director nominees at any meeting of stockholders held during the Standstill Period.

The foregoing summary of the Cooperation Agreements does not purport to be complete and is qualified in its entirety by the full text of the Cooperation Agreements, copies of which are attached as Exhibits 10.1 and 10.2 to our Form 8-K filed with the SEC on April 23, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

We believe that all reports for our executive officers, directors and owners of more than 10% of our common stock that were required to be filed under Section 16 of the Exchange Act during 2018 were timely filed, except that one transaction by Shah Capital Management for the purchase of 156,142 shares of common stock on April 2, 2018, was not timely reported on Form 4.

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Stockholder Proposals For the 2020 Annual Meeting

Requirements for Stockholder Proposals to Be Considered for Inclusion in the 2020 Proxy Materials

We must receive any stockholder proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2020 Annual Meeting of stockholders no later than February 6, 2020. In addition, all proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored Proxy Materials. Stockholder proposals must be delivered to the Chairman of the Nomination and Governance Committee at Vitamin Shoppe, Inc., 300 Harmon Meadow Blvd, Secaucus, New Jersey 07094.

Requirements for Stockholder Proposals to Be Brought Before the 2020 Annual Meeting of Stockholders and Director Nominations

Notice of any proposal that a stockholder intends to present at the 2020 Annual Meeting of stockholders, but does not intend to have included in the proxy statement and form of proxy relating to the 2020 Annual Meeting of stockholders, as well as any director nominations, must be delivered to the Chairman of the Nomination and Governance Committee at Vitamin Shoppe, Inc., 300 Harmon Meadow Blvd. Secaucus, New Jersey 07094, not earlier than February 6, 2020 and not later than March 3, 2020, except that if the 2020 Annual Meeting of our stockholders is not within 30 days before or after the anniversary date, we must receive notice by the stockholder not later than the close of business on the 10th day following the date on which the notice of the date of the annual meeting was mailed or the public announcement was made. In addition, the notice must provide the information required by our bylaws with respect to each director nomination or other proposal that the stockholder intends to present at the 2020 Annual Meeting of stockholders.

We have established an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders.

A stockholder’s notice with respect to a proposed item of business must include:

(a)	a brief description of the substance of, and the reasons for conducting, such business at the annual meeting;

(b)	a description of all arrangements and understanding between the nominating stockholder and the candidate and the beneficial owner, if any, on whose behalf the nomination if made, any person controlling, directly or indirectly, or acting in concert with, such nominating stockholder or beneficial owner and any person controlling, controlled by or under common control with such nominating stockholder or beneficial owner;

(c)	any hedging strategies, short sales, or any derivative transactions involving Company stock by such nominating stockholder, or as of the date of such notice, by members of the nominating stockholder’s immediate family sharing the same household or by such stockholder’s respective affiliates;

(d)	a representation as to whether the nominating stockholder intends or is part of a group that intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of outstanding Company stock required to approve or adopt the proposal or elect the candidate or (ii) to otherwise solicit proxies from stockholders in support of such proposal or nomination;

(e)	name, age, address and number of shares of the Company which are beneficially owned by the candidate;

(f)	the principal occupation or employment of the candidate (present and for the past five years);

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(g)	a description of all direct and indirect compensation and other monetary agreements or arrangements during the past three years, and any other material relationships between the nominating stockholder and the candidate (and his or her respective affiliates and associates, or others acting in concert therewith);

(h)	a detailed biography outlining the candidate’s relevant background;

(i)	professional and business experience and other significant accomplishments of the candidate;

(j)	a notarized letter of written consent from the candidate to being named in any proxy statement as nominee and that he or she would be willing to serve on the Board, if elected;

(k)	a statement by the stockholder outlining the reasons why this candidate’s skills, experience and background would make a valuable contribution to the Board;

(l)	a minimum of two references who have either worked with the candidate, served on a board of directors or board of trustees with such candidate, or can otherwise provide relevant perspective on the candidate’s capabilities as a potential Board member;

(m)	a completed and signed Questionnaire and Representation and Agreement (each as defined in our bylaws); and

(n)	a representation as to the accuracy of the information set forth in the notice.

Notwithstanding anything in our bylaws to the contrary, unless otherwise required by law, if a stockholder (or a qualified representative of the stockholder) does not appear at the Annual Meeting of stockholders and present his or her proposed business or nomination, such proposed business will not be transacted and the nomination will be disregarded, notwithstanding that proxies in respect of such vote may have been received by us.

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2018 Annual Report on Form 10-K

Included with these Proxy Materials is a copy of our 2018 Annual Report on Form 10-K without exhibits, as filed with the SEC. We will furnish to each person whose proxy is solicited, on the written request of that person, a copy of the exhibits to that annual report for a charge of ten cents per page. We will also mail to you without charge, upon request, a copy of any document specifically referenced or incorporated by reference in this proxy statement. Please direct your request to Corporate Secretary at Vitamin Shoppe, Inc., 300 Harmon Meadow Blvd. Secaucus, New Jersey 07094.

Other Matters

We know of no other matters to be submitted to our stockholders at the 2019 Annual Meeting. If any other matters are properly brought before the 2019 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

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theVitamin Shoppe® VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 pm, (EST), on June 4, 2019

Online
Go to **www.envisionreports.com/VSI** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/VSI

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2019 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

+

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Deborah M. Derby	☐	☐	☐	02 - David H. Edwab	☐	☐	☐	03 - Melvin L. Keating	☐	☐	☐
04 - Guillermo G. Marmol	☐	☐	☐	05 - Himanshu H. Shah	☐	☐	☐	06 - Alexander W. Smith	☐	☐	☐
07 - Timothy J. Theriault	☐	☐	☐	08 - Sing Wang	☐	☐	☐	09 - Sharon M. Leite	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

9 2 B M

+

030JTD

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2019 Annual Meeting Admission Ticket

2019 Annual Meeting of Vitamin Shoppe, Inc. Stockholders

June 5, 2019 10am EST
Vitamin Shoppe, Inc.
300 Harmon Meadow Blvd., Secaucus, NJ 07094

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the 2019 Annual Meeting of Stockholders.
The proxy materials are available at: www.envisionreports.com/VSI

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/VSI

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Vitamin Shoppe, Inc.

Notice of 2019 Annual Meeting of Stockholders

This Proxy is Solicited by the Board of Directors for the 2019 Annual Meeting — June 5, 2019

The undersigned hereby appoints Sharon M. Leite, and David M. Kastin and each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2019 Annual Meeting of Stockholders of Vitamin Shoppe, Inc. to be held on June 5, 2019 or at any postponement or adjournment thereof (the "Meeting").

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.